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                                                                   EXHIBIT 10.4b




                                                                (EXECUTION COPY)





                            INTERCONNECTION AGREEMENT

                                  By and Among

                         THE CONEMAUGH STATION OWNERS

                                      and

                     THE CONEMAUGH SWITCHING STATION OWNERS




                            Dated: November 19, 1999


                                    for the


                          CONEMAUGH GENERATING STATION
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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.0    Definitions........................................................     1

2.0    Term...............................................................     6

3.0    Continuing Obligations and Responsibilities........................     7
       3.1    Interconnection Service.....................................     7
       3.2    Access, Easements, Conveyances, Licenses and Restrictions...     8
       3.3    Facility and Equipment Maintenance..........................     9
       3.4    New Construction or Modifications...........................    10
       3.5    Inspections.................................................    12
       3.6    Information Reporting Obligations...........................    13
       3.7    Local Services..............................................    14
       3.8    Switching Station Owners Provided Local Services............    15
       3.9    Generating Station Owners Provided Local Services...........    16
       3.10   Spare Parts.................................................    17
       3.11   Emergency Procedure.........................................    17
       3.12   Interconnection Service Interruptions.......................    18
       3.13   Non-Availability Notification...............................    18
       3.14   Schedule Maintenance Notification and Coordination..........    19
       3.15   Safety......................................................    19
       3.16   Environmental Compliance and Procedures.....................    20

4.0    Operations.........................................................    20
       4.1    General.....................................................    20
       4.2    Generating Station Owners' Operating Obligations............    21
       4.3    Auditing of Accounts, Records and Operational Records.......    23

5.0    Cost Responsibilities and Billing Procedures.......................    23
       5.1    Cost Responsibility for Interconnection Service.............    23
       5.2    Billing Procedures..........................................    23
       5.3    Payment of Invoices.........................................    23
       5.4    Interest on Unpaid Balances.................................    23
       5.5    Default.....................................................    24

6.0    Documentation......................................................    24
       6.1    Drawings....................................................    24

7.0    Confidentiality....................................................    24
       7.1    Confidentiality of the Switching Station Owners.............    24
       7.2    Confidentiality of the Generating Station Owners............    25
       7.3    Confidentiality of Audits...................................    26
       7.4    Remedies....................................................    26

8.0    Events of Default..................................................    26

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       8.1    Events of Default by Generating Stations Owners.............    26
       8.2    Remedies of Switching Station Owners........................    27
       8.3    Events of Default by Switching Station Owners...............    28
       8.4    Remedies of Generating Station Owners.......................    28
       8.5    Specific Performance........................................    29

9.0    Indemnification....................................................    29
       9.1    Generating Station Owners' Indemnification..................    29
       9.2    Switching Station Owners' Indemnification...................    29
       9.3    Indemnification Procedures..................................    30
       9.4    Survival....................................................    30

10.0   Insurance..........................................................    30

11.0   Force Majeure......................................................    31

12.0   Disputes...........................................................    31

13.0   Representations....................................................    32
       13.1   Representations of the Switching Station Owners.............    32
       13.2   Representations of the Generating Station Owners............    33
       13.3   Representation of All Parties...............................    33

14.0   Assignment/Change in Corporate Identity............................    34

15.0   Subcontractors.....................................................    36

16.0   Labor Relations....................................................    36

17.0   Independent Contractor Status......................................    37

18.0   Limitation of Liability............................................    37

19.0   Notices............................................................    37

20.0   Headings...........................................................    38

21.0   Waiver.............................................................    38

22.0   Counterparts.......................................................    38

23.0   Governing Law and Construction.....................................    38
       23.1   Laws and Regulations........................................    38

24.0   Severability.......................................................    39

25.0   Amendments.........................................................    39


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26.0   Entire Agreement...................................................    39

27.0   No Third Party Beneficiaries.......................................    39

28.0   Conflicts..........................................................    40

29.0   Further Assurances.................................................    40

30.0   Several Liability of Each of the Owners............................    40
       30.1   Several Liability of Generation Station Owners..............    40
       30.2   Several Liability of Switching Station Owners...............    40

31.0   Appointment of Agents..............................................    40


                                   SCHEDULES

                    Schedule A -- Interconnection Facilities




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                           INTERCONNECTION AGREEMENT

This Interconnection Agreement (the "Agreement") dated as of November 19, 1999, by and among Atlantic City Electric Company ("ACE"), Baltimore Gas & Electric Company ("BGE"), Delmarva Power & Light Company ("DPL"), Sithe Pennsylvania Holdings, LLC ("Sithe") PP&L, Inc. ("PPL"), PECO Energy Company ("PECO"), UGI Development Company ("UGI"), Potomac Electric Power Company ("PEPCO") and Public Service Electric and Gas Company ("PSE&G") in their capacity as the Conemaugh Generating Station Owners (each, a "Generating Station Owner", and together, the "Generating Station Owners") and ACE, BGE, DPL, Metropolitan Edison
Company, PPL, PECO, UGI Utilities, Inc., PEPCO and PSE&G in their capacity as the Conemaugh Switching Station Owners (each, a "Switching Station Owner", and together, the "Switching Station Owners"). The Generating Station Owners and the Switching Station Owners are referred to herein as a "Party", and collectively, as the "Parties."

                                  WITNESSETH:

     WHEREAS, the Generating Station Owners plan to continue to own and operate the Conemaugh Station;

     WHEREAS, the Switching Station Owners intend to continue to operate their switchyard and transmission system from their present locations;

     WHEREAS, the Conemaugh Station is interconnected to the Switching Station Owners' Transmission System and the Switching Station Owners and the Generating Station Owners desire to keep the Conemaugh Station interconnected to such Transmission System on the terms set forth herein;

     WHEREAS, the Switching Station Owners and the Generating Station Owners have agreed to execute this Agreement in order to establish the requirements, terms and conditions for the interconnection of the Conemaugh Station with the Transmission System of the Switching Station Owners.

     NOW THEREFORE, in consideration of the mutual representations, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE 1
                                  DEFINITIONS

1.0 Definitions. Wherever used in this Agreement with initial capitalization, the following terms shall have the meanings specified or referred to in this
Article 1.

     1.1 "Affiliate" shall mean, with respect to a corporation, partnership, or other entity, each other corporation, partnership, or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such corporation, or other entity.

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     1.2  "Agreement" shall mean this Interconnection Agreement dated as of
November 19, 1999 by and between the Switching Station Owners and the Generating Station Owners, including all schedules attached hereto and any amendments hereto.

     1.3 "Conemaugh Station" shall mean that real and personal property owned by the Generating Station Owners which comprises the Conemaugh Generating Station, including, but not limited to, the buildings, structures, turbines, generators, equipment and other improvements, and any additions, modifications or replacements thereto.

     1.4 "Easement Agreement" shall mean, with respect to the Conemaugh Station, the Easement, License and Attachment Agreement among all of the Generating Station Owners and all of the Switching Station Owners, containing grants and reservations of easements and other rights with respect to the Conemaugh Station, which agreement will be executed by the Parties in accordance with Section 3.2 of this Agreement.

     1.5 "Effective Date" shall mean the date referenced in the first paragraph of this Agreement.

     1.6 "Emergency" shall mean (a) with respect to the Switching Station Owners, a condition or situation with PJM Interconnection, L.L.C., the Switching Station Owners or the Transmission Operator deem imminently likely to
(i) endanger life or property, or (ii) adversely affect or impair the Transmission System, the Switching Station Owners' electrical systems or the electrical or transmission systems of other to which the Transmission System or the Switching Station Owners' electrical systems are directly or indirectly connected and (b) with respect to the Generating Station Owners, a condition or situation which the Generating Station Owners deem imminently likely to (i) endanger life or property, or (ii) adversely affect or impair the Conemaugh Station. Such a condition or situation includes, but is not limited to, overloading or potential overloading, excessive voltage drop or unusual operating conditions.

     1.7 "Environmental Laws" shall mean (i) Federal, state, and local laws, regulations, rules, ordinances and codes, and (ii) decrees, judgments, directives, or judicial or administrative orders applicable to the Parties and relating to pollution or protection of the environmental, natural resources or human health and safety, including, in each case, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances (including, without limitation, Releases into or onto ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances.

     1.8 "FERC" shall mean the Federal Energy Regulatory Commission or its successor.

     1.9 "Generating Station Owners" shall have the meaning set forth in the introductory paragraph of this Agreement (and shall include their permitted successors and assigns) as the owners as tenants in common of undivided interests in the Conemaugh Station.

     1.10 "Generating Station Owners' Facilities" shall mean that equipment and appurtenances at the Conemaugh Station, which are owned, controlled, or operated by the Generating Station Owners, that might reasonably be expected to have an impact on system frequency, voltage, system stability, power quality or the safe operation of the


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Switching Station Owners Facilities or Transmission System.

     1.11 "Good Utility Practice" shall mean any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather is intended to include acceptable practices, methods, or acts generally accepted in the region.

     1.12 "Hazardous Substances" shall mean: (a) any petrochemical or petroleum products, oil, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid that may contain polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "hazardous constituents", "restricted hazardous materials", "extremely hazardous substances", "toxic substances", "contaminants", "pollutants", "toxic pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law; or (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

     1.13 "Interconnection Service" shall mean all such services as are necessary and sufficient to connect the Conemaugh Station with the Transmission System and to enable the Owners to transmit the energy and ancillary services generated by the Conemaugh Station to the Transmission System. Interconnection Service shall not mean transmission service, services not included in this Agreement, line losses, or any other service which is available and/or required under the PJM Tariff, or any retail wheeling tariff, including any distribution service tariff or contract, in each case as amended from time to time, which is applicable to the Conemaugh Station.

     1.14 "Investment Grade Credit Rating" shall mean any entity with (a) senior long-term debt rated "Baa3" or better from Moody's, "BBB-" or better from S&P or investment grade as determined by another nationally recognized rating service, or (b) a net worth of at least one hundred million dollars ($100,000,000.00).

     1.15 "Joint Tag List" shall mean the list of personnel approved from time to time by the Switching Station Owners, in accordance with Good Utility Practice, who meet the Switching Station Owners requirements to switch, tag, and ground electrical equipment.

     1.16 "Joint Use Facilities" shall mean equipment, identified as Joint Use Facilities in Schedule A, as amended from time to time, which are owned by either the Switching Station Owners or the Generating Station Owners and which are primarily used for generation operations but are also essential to the operational reliability of the Transmission System and are, therefore, Jointly Operated by the Switching Station Owners and the Generating Station Owners.

     1.17 "Jointly Operated" shall mean to either operate or request operation of Joint Use Facilities.


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     1.18  "MAAC" shall mean the Mid-Atlantic Area Council, a reliability council under Section 202 of the Federal Power Act established pursuant to the MAAC Agreement dated August 1, 1994, or any successor thereto.

     1.19 "Maintain" shall mean construct, reconstruct, install, inspect, repair, replace, operate, patrol, maintain, use, modernize, expand, or upgrade, or undertake other similar activities including Routine Inspection and Maintenance in accordance with applicable law, PJM requirements and Good Utility Practice.

     1.20 "MDPSC" shall mean the Maryland Public Service Commission or any successor agency thereto.

     1.21 "NERC" shall mean North American Electric Reliability Council or any successor electric reliability organization.

     1.22 "NJBPU" shall mean the New Jersey Board of Public Utilities or any successor agency thereto.

     1.23 "OSHA" shall mean the Occupational Safety and Health Administration or any successor agency thereto.

     1.24 "PAPUC" shall mean the Pennsylvania Public Utility Commission or any successor agency thereto.

     1.25  "PCF" shall mean Pool Controlled Facilities.

     1.26 "PJM" shall mean the Pennsylvania-New Jersey-Maryland interconnected power pool operated under the PJM Agreement or any successor thereto.

     1.27 "PJM Agreement" shall mean the Pennsylvania-New Jersey-Maryland Interconnection Agreement, dated September 26, 1956, as amended by the Operating Agreement of PJM Interconnection, L.L.C., dated as of April 1, 1997 and as amended and restated as of June 2, 1997, and as may be further amended or superseded from time to time.

     1.28 "PJM Control Area" shall mean the control area recognized by NERC as the PJM Control Area.

     1.29 "PJM Interconnection, L.L.C." shall mean the entity formerly known as the PJM Interconnection Association, converted into a limited liability company pursuant to the Delaware Limited Liability Company Act, Title 6, Sections 18-101 et seq. of the Delaware Code, by virtue of the filing of both the Certificate of Formation and Certificate of Conversion with the Secretary of State of Delaware, effective as of March 31, 1997, or the successor or successors thereto, if any, which continue to perform the functions of such entity.

     1.30 "PJM System Operator" shall mean the PJM Interconnection, L.L.C. energy control center staff responsible for central dispatch as provided in the PJM Agreement, as amended or superseded.


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     1.31  "PJM Tariff" shall mean the PJM Open Access Transmission Tariff filed by the PJM Interconnection, L.L.C. with the FERC on July 14, 1997, in Docket No. OA97-261-000 as amended and effective April 1, 1998, and as may be further modified, amended or superseded from time to time, under which transmission and ancillary service is provided within the PJM Control Area.

     1.32 "Point of Interconnection" shall mean each ownership point of demarcation where capacity, energy, and ancillary services each are transferred between the Conemaugh Station and the Transmission System. The Points of Interconnection are specified in Schedule A to this Agreement, which may be modified from time-to-time by mutual written agreement of the Parties.

     1.33 "Pool Controlled Facilities" or "PCFs" shall mean those Switching Station Owners Interconnection Facilities over which PJM Interconnection, L.L.C., or any successor entity, exercises operational control in accordance with the applicable agreement or tariff, or any successor agreement or tariff, as such facilities are designated in Schedule A to this Agreement.

     1.34 "Qualified Personnel" shall mean individuals trained for their positions by the Generating Station Owners and/or the Switching Station Owners pursuant to Good Utility Practice.

     1.35 "Release" shall mean release, spill, leak, discharge, dispose of, pump, pour, emit, empty, inject, leach, dump, or allow to escape into or through the environment.

     1.36 "Revenue Meters" shall mean all MWh, MVARh meters, pulse isolation relays, pulse conversion relays, transducers used by PJM Interconnection, L.L.C. or the Switching Station Owners for billing purposes, and associated totalizing equipment and appurtenances (including voltage transformers and current transformers), as defined in Schedule A, used to measure the transfer of energy across the Points of Interconnection.

     1.37 "Right-of-Way Access" shall mean gates, roadways, paths, or other means of access used or required to gain entry to the transmission or distribution system rights-of-way with respect to a Party's property or facilities.

     1.38 "Routine Inspection and Maintenance" shall mean any inspection, certification, test and/or work required pursuant to applicable law, PJM requirements and Good Utility Practice on either Party's property or facilities to ensure (a) reliable substation, transmission, and distribution operations, and (b) transmission and distribution system integrity.

     1.39 "Secondary Systems" shall mean control or power circuits that operate below 600 volts, ac or dc, including, but not limited to, any hardware, control or protective devices, cables, conductors, electric raceways, secondary equipment panels, transducers, batteries, chargers, and voltage and current transformers.

     1.40 "Spill Prevention Control and Countermeasure Plan" or "SPCC" shall mean a plan to be implemented for on shore facilities that includes physical structures and other measures to respond to and to prevent spills of oil from reaching navigable waters as defined in Section

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502(7) of the Federal Water Pollution Control Act, or adjoining shorelines.

     1.41 "Switching and Tagging Rules" shall mean the Switching Station Owners' switching and tagging rules as amended from time to time.

     1.42 "Switching Station Owners" shall have the meaning set forth in the introductory paragraph of this Agreement (and shall include their permitted successors and assigns) as the owners as tenants in common of undivided interests in the Conemaugh Switchyard.

     1.43 "Switching Station Owners' Facilities" shall mean those transmission, distribution, substation, and communication facilities and related equipment, including the Switching Station Owners Interconnection Facilities, and any additions, modifications or replacements thereto, that service the Conemaugh Station.

     1.44 "Switching Station Owners' Interconnection Facilities" shall mean all structures, facilities, equipment, devices and apparatus owned or leased by, or under contract to the Switching Station owners, including those that are identified as the Switching Station owners Interconnection Facilities or as Joint use Facilities owned by the Switching Station owners in Schedule A, as amended from time to time, which facilities are necessary to facilitate the interconnection of the Conemaugh Station to the Transmission System.

     1.45 "Transmission Operator" shall mean the person, or persons, designated by the Switching Station Owners who coordinate the day-to-day interconnection of the Conemaugh Station with the Transmission System.

     1.46 "Transmission System" shall mean the facilities, including PCFs, owned, controlled, or operated by the Switching Station Owners, either jointly or individually, for purposes of providing transmission service, including services under the PJM Tariff, and Interconnection Service.

                                   ARTICLE 2
                                      TERM

2.0  Term.

     2.1 Subject to required regulatory authorizations, this Agreement shall become effective when signed by the Parties except that obligations of the Parties under this Agreement to provide or pay for Interconnection Service and other services described herein shall not become effective until the date on which the sale by Metropolitan Edison Company of its interest in the Conemaugh Generating Station to Sithe Pennsylvania Holdings L.L.C. is consummated. This Agreement shall continue in effect until the date of retirement for the Conemaugh Station, unless terminated in accordance with the terms of this Agreement or the Parties agree to an early termination date. The Switching Station Owners shall file this Agreement with the FERC as a Rate Schedule within the meaning of 18 C.F.R. Part 35. The Generating Station Owners agree to support such filing, to reasonably cooperate with the Switching Station Owners with respect to such filing, and to provide any information, including the filing of testimony, reasonably required by the Switching Station Owners to comply with applicable filing requirements.

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     2.2  If (a) the FERC, any State or State regulatory commission or PJM
Interconnection, L.L.C. implements a change in any law, regulation, rule or practice, or (b) the Switching Station Owners' compliance with a change in any law or regulation, which compliance, in either case, affects, or may reasonably be expected to affect, the Switching Station Owners' or the Generating Station Owners performance under this Agreement, then the Switching Station Owners or the Generating Station Owners performance under this Agreement, then the Switching Station Owners and the Generating Station Owners shall negotiate in good faith any amendments to this Agreement that are necessary to adapt the terms of this Agreement to such change, and the Switching Station Owners shall file such amendments with the FERC. If the Parties are unable to reach agreement on such amendments, either Party shall have the right to make a unilateral filing with the FERC to modify this Agreement pursuant to Sections 205 or 206 or any other applicable provision of the Federal Power Act and the FERC rules and regulations thereunder; provided that the other Party shall have the right to oppose such filing and to participate fully in any proceeding established by the FERC to address such amendments.

     2.3 The applicable provisions of this Agreement shall continue in effect after cancellation or termination hereof to the extent necessary to provide for final billings, billing adjustments, and the determination and enforcement of liability and indemnification obligations arising from acts or events that occurred while this Agreement was in effect.

     2.4 Notwithstanding any term of this Agreement to the contrary, the Generating Station Owners may elect, in their sole discretion and without liability to the Switching Station Owners, to discontinue the interconnection of the Conemaugh Station with the Switching Station Owners Interconnection Facilities and terminate this Agreement upon 24 months' prior written notice to the Switching Station Owners, provided however that if such termination does not coincide with the retirement of the Conemaugh Station, the Generating Station Owners shall continue to provide the local services described in
Section 3.9 hereof until such retirement.

                                   ARTICLE 3
                  CONTINUING OBLIGATIONS AND RESPONSIBILITIES

3.0  Continuing Obligations and Responsibilities.

     3.1  Interconnection Service.

          3.1.1 The Switching Station Owners shall provide the Generating Station Owners with Interconnection Service to the Conemaugh Station over the Switching Station Owners Interconnection Facilities. Interconnection Service shall be provided under this Agreement, only with respect to the Conemaugh Station, and any addition to (including additional units at the site of the Comemaugh Station), upgrade of, or repowering of the Conemaugh Station, installed in accordance with the terms of this Agreement.

          3.1.2 The Switching Station Owners shall provide Interconnection Service at the Points of Interconnection specified in Schedule A.

          3.1.3 The Switching Station Owners shall not be responsible for (a) making arrangements under the applicable tariffs for transmission, losses or ancillary services associated with the use of the Transmission System for the delivery of capacity and/or energy produced by

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the Conemaugh Station, which services shall not be provided under this
Agreement, (b) obtaining capacity and/or energy to satisfy station service for the Conemaugh Station, or other requirements, or (c) making arrangements under the applicable tariffs for transmission, losses, or ancillary services associated with the use of the Transmission System for the delivery of capacity and energy to the Conemaugh Station for the purpose of supplying station service or for any other use by the Generating Station Owners, which services shall not be provided under this Agreement. The Switching Station Owners shall reasonably cooperate with Generating Station Owners with respect to such arrangements.

          3.1.4 The Switching Station Owners do not guarantee the non-occurrence of, or warrant against, and the Generating Station Owners release the Switching Station Owners from any and all claims or damages associated with: (a) any interruption in the availability of the Switching Station Owners Interconnection Facilities; or (b) damage to the Generating Station Owners' Facilities resulting from electrical transients, including, without limitation, short circuits (faults), or events of force majeure as defined in Article 11, except to the extent such interruption or damage is caused by the Switching Station Owners' gross negligence or willful misconduct in performance of their obligations under this Agreement.

          3.1.5 The Generating Station Owners do not guarantee the non-occurrence of or warrant against, and the Switching Station Owners release the Generating Station Owners from any claims or damages associated with: (a) any interruption in the availability of the Generating Station Owners' Facilities, (b) any discontinuation, curtailment, interruption or reduction of energy delivered from the Conemaugh Station; or (c) damage to the Switching Station Owners Facilities resulting from electrical transients, including, without limitation, short circuits (faults), or events of force majeure as defined in Article 11, except to the extent such discontinuation, curtailment, interruption, reduction or damage is caused by the Generating Station Owners' gross negligence or willful misconduct in performance of their obligations under this Agreement or their operation of the Conemaugh Station.

          3.1.6 The Switching Station Owners shall use reasonable efforts to restore the Switching Station Owners Interconnection Facilities to service as promptly as practicable.

     3.2  Access, Easements, Conveyances, Licenses, and Restrictions.

          3.2.1 General. Points of Interconnection, and certain operating procedures and practices for the Switching Station Owners Interconnection Facilities, are set forth in Schedule A to this Agreement. The Switching Station Owners and the Generating Station Owners hereby grant to each other such licenses, access and other rights (i) regarding the Generating Station Owners' Facilities and the Switching Station Owners' Facilities as may be necessary for either Party's performance of their respective obligations under this Agreement, including but not limited to the operation and maintenance of their respective facilities, and (ii) as may be required by the Switching Station Owners for the operation and maintenance of their transmission facilities located at the Conemaugh Station. The Switching Station Owners and the Generating Station Owners agree to work diligently and in good faith in order to prepare an Easement Agreement that fully memorializes in further detail such easements, access and other rights granted hereunder, with the goal of finalizing said document prior to April 1, 2000. In the event such Easement Agreement is not finalized on or prior to April 1, 2000, the Parties shall proceed toward final resolution of an Easement


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Agreement in accordance with the alternate dispute resolution procedures set forth in Section 12.1 of the Agreement. Said Easement Agreement shall be the exclusive statement between and among each and all of the Switching Station Owners and all of the Generating Station Owners as to the easements, access and other similar real property rights between and among themselves with respect to the Conemaugh Station.

          3.2.2 In the event the Generating Station Owners fail to provide to the Switching Station Owners the local services required hereunder to be provided to the Switching Station Owners, the Switching Station Owners shall have the right to operate the equipment and systems of the Generating Station Owners, to the limited extent necessary to provide such local services to the Switching Station Owners, provided, however, that the Switching Station Owners may not operate any of the Generating Station Owners' Facilities used for the generation of electricity. The Generating Station Owners shall grant the Switching Station Owners such access to their property as may be required for the Switching Station Owners to operate such equipment and systems under the foregoing circumstances.

The Switching Station Owners shall give the Generating Station Owners or the Generating Station Owners' assignee, successor or transferee written notice, pursuant to Article 19, of their intent to implement their rights to operate the Generating Station Owners' equipment and systems prior to their exercise of their rights set forth in this Section 3.2.2 and allow the Generating Station Owners reasonable time under the circumstances to correct any failure on the Generating Station Owners' part to provide the required local services.

          3.2.3 The Switching Station Owners shall return operational control of such facilities to the Generating Station Owners as soon as practicable after the event permitting the Switching Station Owners to exercise such operational control has ceased. The Switching Station Owners shall operate such facilities in accordance with applicable law, PJM requirements and Good Utility Practice and return them in the same condition as existed when they were taken over.

     3.3 Facility and Equipment Maintenance.

          3.3.1 The Switching Station Owners shall provide Interconnection Service in a safe and efficient manner and pursuant to applicable law, PJM requirements and Good Utility Practice. The Generation Station Owners shall pay the Switching Station Owners for the costs they incur to Maintain the Switching Station Facilities installed pursuant to Section 3.4. The Generating Station Owners shall Maintain the Generating Station Owners' Facilities at the Conemaugh Station in a safe and efficient manner, as required by and in accordance with applicable law, PJM requirements and Good Utility Practice, provided, however, that the Generating Station Owners shall not be obligated to modernize, expand or upgrade the Generating Station Owners' Facilities unless the failure to modernize, expand or upgrade is reasonably likely to have an material adverse impact on the operation of the Switching Station Owners Facilities. The Generating Station Owners shall keep all common-use roadways and plant accesses in or about the Conemaugh Station in substantially the same condition as exists on the date of this Agreement.

     3.3.2  Equipment Testing Obligations.

          3.3.2.1 The Switching Station Owners may reasonably request, pursuant to applicable law, PJM requirements and Good Utility Practice, that the Generating Station Owners test, calibrate, verify, or validate the Generating Station Owners' Facilities, and the Generating Station Owners shall promptly comply with such a request. The Generating Station Owners shall be responsible for all costs of testing, calibrating, verifying or validating the Generating Station Owners' Facilities.

          3.3.2.2 Pursuant to the foregoing Section 3.3.2.1, the Generating Station Owners shall supply the Switching Station Owners, at the Switching Station Owners' request and at no cost to the Switching Station Owners, copies of inspection reports, installation and maintenance documents, test and calibration records, verifications, and validations related to the Generating Station Owners' Facilities. The Switching Station Owners shall supply to the Generating Station Owners, at the Generating Station Owners' request and at no cost to the Generating Station Owners, copies of inspection reports, installation and maintenance documents, test and calibration records, verifications, and validations related to the Switching Station Owners Interconnection Facilities.

     3.4  New Construction or Modifications.

          3.4.1 The Switching Station Owners shall make such additions, modifications, replacements and improvements to the Switching Station Owners Interconnection Facilities as are required by law, regulation, the PJM Tariff, the PJM Agreement or Good Utility Practice to enable the Switching Station Owners to provide Interconnection Service in compliance with this Agreement. The Generating Station Owners shall pay the cost of such additions, modifications, replacements or improvements, including without limitation, any tax liability, costs of acquiring real property and costs and fees for permits franchises, licenses and regulatory and other approvals, except to the extent that such costs are allocated to a party or parties other than the Generating Station Owners by PJM Interconnection, L.L.C. or otherwise under the PJM Tariff or PJM Agreement. Except as required under Section 3.4.6, the Switching Station Owners shall pay the cost of any other additions, modifications, replacements or improvements made to the Switching Station Owners' Interconnection Facilities.

          3.4.2 If any additions, modifications, replacements or improvements undertaken by the Switching Station Owners might reasonably be expected to affect the Generating Station Owners' operation of the Conemaugh Station, the Switching Station Owners shall provide one hundred twenty (120) days written notice to the Generating Station Owners in a manner consistent with FERC Order No. 889 (18 C.F.R. Part 37) prior to undertaking such additions, modification, replacements or improvements. Any such additions, modifications, replacements or improvements shall comply with applicable law, PJM requirements and Good Utility Practice. The Switching Station Owners and the Generating Station Owners shall mutually agree to the scheduling of such addition, modification, replacement or improvement to minimize any adverse impact on the Conemaugh Station. The Generating Station Owners shall be deemed to have accepted the Switching Station Owners' proposed additions, modifications, replacements or improvements unless the Generating Station Owners give the Switching Station Owners written notice of their objections within thirty (30) days after receipt of the Switching Station Owners' notice. The Generating Station Owners' acceptance or deemed acceptance of the Switching

Station Owners' proposed additions, modifications, replacements or improvements shall not be construed, with respect thereto, as: (a) confirmation or endorsement of the design; (b) a warranty of safety, durability or reliability; or (c) responsibility for strength, details of design, adequacy or capability.

          3.4.3 In the event the Generating Station Owners plan to increase the capacity of the Generating Station Owners' Facilities, the Generating Station Owners shall submit to the Switching Station Owners and all plans and specifications that the Switching Station Owners may reasonably request related to such increase. Such specifications and plans shall be submitted by the Generating Station Owners to the Switching Station Owners not later than twenty-four (24) months prior to the respective commercial operation date for additions, modifications, or replacements to the Generating Station Owners' Facilities that will result in such increase, except as otherwise agreed to by the Switching Station Owners. Any such additions, modification, or replacements shall comply with applicable law, PJM requirements and Good Utility Practice.

          3.4.4 If the Generating Station Owners plan any additions, modifications, or replacements to the Generating Station Owners' Facilities that will not increase its capacity, but could reasonably be expected to affect the Transmission System or the Switching Owners Interconnection Facilities, the Generating Station Owners shall give the Switching Station Owners reasonable notice, but not less than 120 days' prior written notice. All such additions, modifications, or replacements shall (i) comply with applicable law and Good Utility Practice, (ii) be accompanied by appropriate information and operating instructions, and (iii) be subject to the review and acceptance of the Switching Station Owners, which review shall be based on applicable law and Good Utility Practice and which acceptance shall not unreasonably be withheld. The Switching Station Owners shall be deemed to have accepted the Generating Station Owners' proposed additions, modifications or replacements unless the Switching Station Owners give the Generating Station Owners written notice of their objections within thirty (30) days after receipt of the Generating Station Owners' notice.

          3.4.5 The Switching Station Owners' acceptance of the Generating Station Owners' interconnection plans and specifications for any proposed additions, modifications, or replacements to the Generating Station Owners' Facilities and the Switching Station Owners participation in interconnected operations with the Generating Station Owners are not and shall not be construed as: (a) confirmation or endorsement of the design of the Generating Station Owners' Facilities; (b) a warranty of safety, durability or reliability of the Generating Station Owners' Facilities; or (c) responsibility for strength, details of design, adequacy, or capability of the Generating Station Owners' Facilities.

          3.4.6 The Switching Station Owners shall inform the Generating Station Owners of any additions, modifications, or replacements to the Transmission System or the Switching Station Owners Interconnection Facilities, that are necessary as a result of the addition, modification, or replacement to the Generating Station Owners' Facilities made pursuant to Sections 3.4.3 or
3.4.4. The Generating Station Owners shall compensate the Switching Station Owners for all reasonable costs associated with any modifications, additions, or replacements made to the Switching Station Owners Interconnection Facilities or Transmission System related to any additions, modifications, or replacements to the Generating Station Owners' Facilities, except to the extent that such costs are allocated to a party or parties other than the Generating Station Owners by PJM Interconnection, L.L.C. or otherwise under the

PJM Tariff or PJM Agreement. The Switching Station Owners shall provide an estimate as early as practicable, but in any event not less than sixty (60) days prior to the initiation of such addition, modification or replacement.

          3.4.7 The Generating Station Owners shall modify, at their sole cost and expense, the Generating Station Owners' Facilities as may be reasonably required to conform with changes to applicable law, PJM requirements and Good Utility Practice or to conform with additions, modifications, or replacements of the Transmission System or the Switching Station Owners Interconnection Facilities, reasonably required by applicable law, PJM requirements and Good Utility Practice or implemented in accordance with this Agreement, (including, without limitation, changes to the voltages at which the Transmission System is operated) provided, however, that the Generation Station Owners shall not be obligated under this Agreement to modernize, expand or upgrade the Generation Station Owners' Facilities unless the failure to modernize, expand or upgrade is reasonably likely to have an material adverse impact on the operation of the Switching Station Owners' Facilities.

          3.4.8 Upon completion of any addition, modification, or replacement to the Generating Station Owners' Facilities that may reasonably be expected to affect the Transmission System or the Switching Station Owners Interconnection Facilities, but no later than ninety (90) days thereafter, the Generating Station Owners shall issue "as built" drawings to the Switching Station Owners. Upon completion of any addition, modification, or replacement to the Transmission System or the Switching Station Owners Interconnection Facilities, that may reasonably be expected to affect the operation of the Generating Station Owners' Facilities, but no later than ninety (90) days thereafter, the Switching Station Owners shall issue "as built" drawings to the Generating Station Owners.

     3.5  Inspections.

          3.5.1 The Switching Station Owners shall, at their own expense, have the right to inspect or observe all maintenance activities, equipment tests, installation work, construction work, and modification work to the Generating Station Owners' Facilities. If the Switching Station Owners observes any deficiencies or defects with respect thereto that might reasonably be expected to adversely affect the Transmission System or the Switching Station Owners Interconnection Facilities, the Switching Station Owners shall notify the Generating Station Owners, and the Generating Station Owners shall make immediately any corrections necessitated by applicable law and Good Utility Practice.

          3.5.2 The Generating Station Owners shall at their own expense, have the right to inspect or observe all maintenance activities, equipment tests, installation work, construction work, and modification work to the Switching Station Owners Interconnection Facilities. If the Generating Station Owners observe any deficiencies or defects with respect thereto that might reasonably be expected to adversely affect the Conemaugh Station, the Generating Station Owners shall notify the Switching Station Owners, and the Switching Station Owners shall make immediately any corrections necessitated by applicable law, PJM requirements and Good Utility Practice.

     3.5.3  Joint Use Facilities.

          3.5.3.1 Joint Use Facilities are identified in Schedule A to this Agreement. The Party owning such Joint Use Facilities shall Maintain those facilities pursuant to applicable law and Good Utility Practice and shall make such additions, modifications, replacements and improvements as are required by applicable law and Good Utility Practice or which are necessary to maintain Interconnection Service provided, however, that the Generation Station Owners shall not be obligated under the Agreement to modernize, expand or upgrade the Generation Station Owners' Facilities unless the failure to modernize, expand or upgrade is reasonably likely to have an material adverse impact on the operation of the Switching Station Owners' Facilities. Each Party agrees to perform joint inspections of the Joint Use Facilities one year from the Effective Date, and annually thereafter, or as otherwise mutually agreed upon. The Switching Station Owners and the Generating Station Owners shall bear their respective costs of participating in such inspections.

          3.5.3.2 The Party owning such Joint Use Facilities shall provide to the other Party copies of the written reports, summarizing such inspections and describing any problems, deficiencies, or other observed defects. Unless the Parties agree that an alternative to such correction is preferable, the Party owning such Joint Use Facilities shall be responsible for correcting any noted deficiencies within sixty (60) days from the date of the inspection or within such other period mutually agreeable between the Parties. The Party owning such Joint Use Facilities shall bear the costs of such corrections.

     3.6  Information Reporting Obligations.

          3.6.1 In order to maintain Interconnection Service, the Switching Station Owners may request, and the Generating Station Owners shall provide, all relevant information, documents, or data regarding the Conemaugh Station that would be expected to affect the Transmission System, and which is reasonably requested by NERC, MAAC, PJM Interconnection, L.L.C., the PAPUC, any other state or District of Columbia agency having jurisdiction over the Switching Station Owners or the Generating Station Owners or any one or more of them, the PJM System Operator, or the Transmission Operator, which disclosure shall be subject to reasonable restrictions, acceptable to the Switching Station Owners and the Generating Station Owners, regarding the disclosure of commercially sensitive information provided by the Generating Station Owners.

          3.6.2 The Generating Station Owners shall supply accurate, complete, and reliable information necessary for operations, maintenance, compliance with regulatory requirements, and analysis of the Transmission System which is reasonably requested by NERC, MAAC, PJM Interconnection, L.L.C., the PAPUC, any other state or District of Columbia agency having jurisdiction over the Switching Station Owners or the Generating Station Owners or any one or more of them, the PJM System Operator, or the Transmission Operator, which disclosure shall be subject to reasonable restrictions, acceptable to the Switching Station Owners and the Generating Station Owners, regarding the disclosure of commercially sensitive information provided by the Generating Station Owners. Such information may include metered values for MW and MVAR, voltage, current, amperage, automatic voltage regulator status, automatic frequency control, dispatch, frequency, breaker status indication, or any other information reasonably required for reliable operation of the Transmission System pursuant to applicable law, PJM requirements and Good Utility Practice.

          3.6.3 Information pertaining to generation operating parameters shall be gathered for electronic transmittal to the Switching Station Owners and provided to the Switching Station Owners Remote Terminal Units (RTUs) in accordance with Schedule A.

          3.6.4 The Generating Station Owners shall be responsible for the maintenance, and any required replacements or upgrades of the field devices and equipment used to gather information regarding generation operating parameters.

          3.6.5 The Generating Station Owners shall Maintain, at their own expense, operating telephone links to PJM Interconnection, L.L.C., PJM System Operator, or Transmission Operator, to provide information deemed necessary by them, or as reasonably deemed necessary by the Switching Station Owners in accordance with applicable law or Good Utility Practice to integrate operation of the Conemaugh Station with the Transmission System provided, however, that the Generation Station Owners shall not be obligated under this Agreement to modernize, expand or upgrade the Generation Station Owners' Facilities unless the failure to modernize, expand or upgrade is reasonably likely to have an material adverse impact on the operation of the Transmission System.

     3.7  Local Services.

          3.7.1 General. The Switching Station Owners and the Generating Station Owners agree that, due to the integration of certain control schemes, Revenue Metering applications, and communication networks, it is cost effective for them to provide each other with the services set forth in Sections 3.8 and 3.9.

                 3.7.1.1 The Switching Station Owners and the Generating Station Owners shall use their best efforts to ensure that services provided shall be available at all times and in the manner specified herein. Notwithstanding the foregoing, either Party may change such services, provided that (a) there is no cost increase to the receiving Party as a result of such change, (b) the quality, reliability, and integrity of the replacement services are equivalent to the services replaced, and (c) there is otherwise no materially adverse effect on the receiving Party.

                 3.7.1.2 Neither the Switching Station Owners nor the Generating Station Owners shall terminate any services without the other Party's written consent, which consent shall not be unreasonably withheld, or without at least twelve (12) months' prior written notification; provided, however, that if either Party no longer needs or desires a particular service provided, that Party shall notify the other Party, and the providing Party shall terminate that service as soon thereafter as practicable. Notwithstanding the foregoing, neither Party may terminate any service, without the prior written consent of the other Party, which is deemed a part of Interconnection Service or which is necessary or useful to connect the Conemaugh Station to the Transmission System.

          3.7.2 Temporary Suspension of Services. The Party providing the services shall notify and obtain approval, which approval shall not be unreasonably withheld, from the affected Party of any scheduled temporary suspension of services at least five (5) working days in advance of such suspension. Such notification shall include estimated time duration for a return to normal conditions. The Party temporarily suspending the service shall use reasonable efforts to minimize the duration of the suspension.

                 3.7.2.1 In the event of any unplanned or forced suspension of the services, the Party providing the service shall immediately notify the other Party first verbally and then in writing in accordance with Article 19. The providing Party shall use all reasonable efforts to minimize the duration of that suspension.

                 3.7.2.2 The Switching Station Owners and the Generating Station Owners agree to use all reasonable efforts to complete any repairs, modifications, or corrections that are necessary to restore to the other Party as soon as reasonably practicable, any services that have been suspended.

     3.8  Switching Station Owners Provided Local Services.

          3.8.1 Local services to be provided by the Switching Station Owners shall include those as defined in Schedule A and below. The costs which the Switching Station Owners may recover from the Generating Station Owners in connection with the local services provided under Section 3.8.4 shall be equal to the direct costs incurred by the Switching Station Owners to provide such services, plus a reasonable proportion of the Switching Station Owners' overhead attributable to such services.

          3.8.2 Building Services. At no cost to the Generating Station Owners, the Switching Station Owners shall provide building space including heating, ventilation, air conditioning, lighting, and other building services, as and to the extent provided immediately prior to the Effective Date, to the Generating Station Owners' Facilities located within the Switching Station Owners Facilities.

          3.8.3 Substation Security. The Switching Station Owners shall provide, at no charge, for common use by all Parties, an intrusion alarm system for the substation control building, as in existence at the Conemaugh Station immediately prior to the Effective Date.

          3.8.4 Revenue Metering. The Switching Station Owners shall, at Generating Station Owners' expense: (a) own and Maintain, and have the right to change the location of all Revenue Meters, instrument transformers and appurtenances associated with Revenue Meters, and analog equipment (transducers and telemetry), (b) conduct meter accuracy and tolerance tests, and (c) prepare all calibration reports required for equipment that measures energy transfers at the Point of Interconnection. All meter accuracy and tolerance testing hereunder shall be in accordance with applicable law, PJM requirements and Good Utility Practice and shall be conducted, at the Generating Station Owners' request, in the presence of a Generating Station Owners' representative.

                 3.8.4.1 The Switching Station Owners and the Generating Station Owners agree that, if the Revenue Meters and analog equipment and the Point of Interconnection are not at the same location electrically, the metering data shall be adjusted, or the Revenue Meters shall be compensated, as mutually deemed appropriate, to record delivery of electricity in a manner that accounts for the total (load plus no-load) electrical energy losses occurring between the metering point and the Point of Interconnection when the Conemaugh Station is delivering energy to the Switching Station Owners, which adjustment shall be pursuant to the methodology set forth Schedule A.

                 3.8.4.2 If at any time any Revenue Metering and analog equipment is found to be inaccurate by a margin of greater than that allowed under the applicable criteria and applicable law, PJM requirements and Good Utility Practice, such Revenue Metering and analog equipment shall be made accurate or replaced at the Generating Station Owners' expense. Meter readings for the period of inaccuracy shall be adjusted insofar as the extent of the inaccuracy can be reasonably ascertained; provided, however, no adjustment shall be made for meter readings made prior to the point in time halfway between the time of the last test that showed the Revenue Metering and analog equipment in question to be functioning accurately and the time the subsequent inaccuracy is corrected, except by agreement of the Parties. Each Party shall comply with any reasonable request of the other concerning the sealing of Revenue Meters, the presence of a representative of the other Party when the seals are broken and the tests are made, and other matters affecting the accuracy of the measurement of electricity delivery from or to the Conemaugh Station. If either Party believes that there has been a Revenue Meter or analog equipment failure or stoppage, it shall immediately notify the other Party thereof.

                 3.8.4.3 The Parties shall each keep and maintain accurate and detailed records relating to the delivery of energy for a period of not less than seven (7) years. Such records shall be made available for inspection by the other Party or any governmental agency having jurisdiction with respect thereto during normal business hours upon reasonable notice.

                 3.8.4.4 The Switching Station Owners shall own and Maintain, at the Generating Station Owners' expense, all additional or updated metering and associated equipment needed in the reasonable discretion of the Switching Owners exercised in accordance with applicable law and Good Utility Practice.


                 3.8.4.5 The Switching Station Owners shall own and Maintain, at the Generating Station Owners' expense, equipment for real-time communications and transmission of real-time reactive power, hourly MWh information, and such other information as required by the PJM System Operator, or Transmission Operator, or as reasonably required by the Switching Station Owners in accordance with applicable law and Good Utility Practice.

          3.8.5 Other Equipment. Except as set forth in Sections 3.84, 3.8.4.4, 3.8.4.5 and Article 5 hereafter, the Switching Station Owners shall pay all costs to acquire, operate and Maintain the Switching Station Owners Interconnection Facilities and any transformers and other equipment and facilities owned or controlled by the Switching Station Owners which are necessary or useful to provide Interconnection Service.

     3.9  Generating Station Owners Provided Local Services.

          3.9.1 Local services to be provided by the Generating Station Owners shall include those as defined in Schedule A and below. Notwithstanding anything in this Agreement to the contrary, to the extent that any local services set forth in Schedule A or Section 3.9 requires the delivery of electric energy to the Switching Station Owners (including Section 3.9.2 and
Section 5.1.1 of Schedule A), each of the Generating Station Owners may assign such energy delivery obligations to another party and the Switching Station Owners shall accept such energy from the party designated by such Generating Station Owner, provided however, that (i) such Generator Station Owner shall remain liable for any failure of such other party to perform such assigned obligations, and (ii) the Generating Station Owner and such party designated by the Generating Station Owner shall be obligated to obtain all regulatory approvals required to provide such services.

          3.9.2  Building Services.  At no cost to the Switching Station
Owners, the Generating Station Owners shall provide the Switching Station Owners Facilities located within the Conemaugh Station with building services including heating, ventilation, air-conditioning, lighting, and other building services as and to the extent provided prior to the Effective Date.

          3.9.3 Meter Data. At no cost to, and if requested by the Switching Station Owners, the Generating Station Owners shall provide the Switching Station Owners with meter data at locations that require a manual read that will be set forth in Schedule A to this Agreement if necessary.

          3.9.4 Storage and Office Space. The Generating Station Owners shall provide to the Switching Station Owners, at no cost to the Switching Station Owners, the use of storage areas and building spaces for spare parts and administrative uses related to the Switching Station Owners Interconnection Facilities at the locations in place immediately prior to the Effective Date.

     3.10  Spare Parts.

          3.10.1 Where practicable and available, and subject to Good Utility Practice and applicable regulatory and other approvals, the Switching Station Owners and the Generating Station Owners shall provide the other Party with spare parts in the event of Emergencies or equipment failures. The Parties shall mutually agree upon payment for, or replacement of, such spare parts. Payments shall be based upon current replacement cost.

     3.11  Emergency Procedure.

          3.11.1 The Switching Station Owners, through the Transmission Operator, shall provide the Generating Station Owners with prompt verbal notification of Emergencies affecting the Transmission System that may reasonably be expected to affect the Generating Station Owners' operation of the Conemaugh Station or the Generating Station Owners' Joint Use Facilities, and the Generating Station Owners shall provide the Switching Station Owners through the Transmission Operator, prompt verbal notification of any Emergency which might reasonably be expected to affect the Switching Station Owners operations. Such notification shall describe the Emergency, the extent of the damage or deficiency, the anticipated length of the outage, and the corrective action taken and/or to be taken, and shall be followed as soon as practicable with written notification in accordance with Article 19.

          3.11.2 If in the good faith judgment of a Party, an Emergency endangers or might endanger life or property, the Party recognizing the problem shall take such action as is reasonable and necessary to prevent, avoid, or mitigate injury, danger, and loss. If, however, the Emergency involves transmission or distribution electrical equipment, the Generating Station

Owners shall notify the Transmission Operator, and shall obtain the consent of such personnel, prior to performing any switching operations.

          3.11.3 The Switching Station Owners may have the Transmission Operator take whatever action or inaction is necessary during Emergency operating conditions consistent with applicable law, PJM requirements and Good Utility Practice to (a) preserve public safety, (b) preserve the integrity of the Transmission System, (c) limit or prevent damage, and (d) expedite restoration of service. If any action or inaction by the Switching Station Owners or the Transmission Operator under this Section 3.11 results in the discontinuation, curtailment, interruption or reduction of energy delivery from the Conemaugh Station to restore the Transmission System, the Switching Station Owners shall use reasonable efforts to restore Interconnection Service as promptly as practicable and to minimize the effect of such restoration of service on the Conemaugh Station.

     3.12 Interconnection Service Interruptions.

          3.12.1 If at any time, in the reasonable exercise of the Transmission Operator's judgment or the Switching Station Owners' reasonable judgment exercised in accordance with applicable law, PJM requirements and Good Utility Practice and on a non-discriminatory basis, the operation of the Generating Station Owners' Facilities would have an adverse impact on the quality of service rendered by the Switching Station Owners (including transmission or distribution services and services provided to end users), or interfere with the safe and reliable operation of, the Transmission System, the Switching Station Owners may discontinue Interconnection Service and/or curtail, interrupt or reduce energy delivered from the Conemaugh Station, until the condition has been corrected.

          3.12.2 Unless the Transmission Operator, or the Switching Station Owners, perceive that an Emergency exists or that the risk of one is imminent, the Switching Station Owners shall give the Generating Station Owners reasonable notice of their intention to discontinue, curtail, interrupt or reduce energy delivery in response to the interfering condition and, where practical, allow suitable time for the Generating Station Owners to remove the interfering condition before any such discontinuation, curtailment, interruption or reduction commences. The Switching Station Owners' judgment with regard to any discontinuation, curtailment, interruption or reduction of service under this Section 3.12.2 shall be made pursuant to applicable law, PJM requirements and Good Utility Practice.

          3.12.3 In the event of any discontinuation, curtailment, interruption or reduction the Switching Station Owners shall promptly confer with the Generating Station Owners regarding the interfering conditions that gave rise to the discontinuation, curtailment, interruption or reduction and the Switching Station Owners shall give recommendations to the Generating Station Owners concerning the timely correction thereof.

          3.12.4 The Switching Station Owners shall use reasonable efforts to restore Interconnection Service as promptly as practicable, or, if applicable, cease the curtailment, interruption or reduction of energy delivery upon notification by the System Operator or PJM Interconnection, L.L.C., as applicable, that the interfering condition no longer exists.

     3.13 Non-Availability Notification

          3.13.1 If the Generating Station Owners anticipate that any generating unit, or units, at the Conemaugh Station will not be available, the Generating Station Owners shall notify the Transmission Operator with as much lead time as practicable, normally no less than seventy-two (72) hours in advance of the expected date on which the Generating Station Owners plan to take any of the generating units at the Conemaugh Station off-line, and the Generating Station Owners shall give the Transmission Operator notice with as much lead time as practicable of the expected date and time at which generation will be resumed.

          3.13.2 In the event of an unplanned outage of the Conemaugh Station, the Generating Station Owners, as soon as practicable, shall notify the Transmission Operator of the Conemaugh Station's temporary interruption of generation and the Generating Station Owners shall provide the Transmission Operator, as soon as practicable, with notice of the date on which generation is expected to resume at the Conemaugh Station.

     3.14 Scheduled Maintenance Notification and Coordination

          3.14.1 Local Routine Inspection and Maintenance. The Switching Station Owners and the Generating Station Owners agree that, due to the integration of certain control and protective relaying schemes between the Generating Station Owners' Facilities and the Switching Station Owners Interconnection Facilities, it will be necessary for them to cooperate in the inspection, maintenance and testing of these areas of integration. Each Party will provide advance notice to the other Party before undertaking any work in these areas, especially in electrical circuits involving circuit breaker trip and close contacts, current transformers or potential transformers.

          3.14.2 Switching Station Maintenance. Subject to applicable FERC regulations and policy, and PJM requirements, the Switching Station Owners shall, as soon as practicable, give written notice to the Generating Station Owners regarding the timing of any scheduled maintenance of the Switching Station Owners Facilities which might reasonably be expected to affect the operation of the Conemaugh Station. The Switching Station Owners shall, to the extent practicable, schedule any testing, shutdown, or withdrawal of the Switching Station Owners Facilities to coincide with the Generating Station Owners' scheduled outages. To facilitate such notification, in June of each year, or on another date mutually acceptable to the Parties, the Generating Station Owners shall furnish the Switching Station Owners with non-binding preliminary maintenance schedules for the Conemaugh Station covering the upcoming two years. The Generating Station Owners shall furnish the Switching Station Owners with non-binding updates to such schedules to reflect significant changes thereto. In the event the Switching Station Owners are unable to schedule the outage of their facilities to coincide with the Generating Station Owners' schedule, the Switching Station Owners shall notify the Generating Station Owners as soon as practicable of the reasons for the facilities' outage, of the time scheduled for the outage to take place, and of its expected duration. The Generating Station Owners shall give notice to the Switching Station Owners regarding any scheduled maintenance of the Generating Station Owners' Facilities which might reasonably be expected to affect the operation of the Switching Station Owners Interconnection Facilities or the Transmission System.

     3.15  Safety.

          3.15.1 General. The Switching Station Owners agree with respect to the Switching Station Owners Interconnection Facilities, and the Generating Station Owners agree, with respect to the Generating Station Owners' Facilities, that all work performed by either Party on such Facilities which might reasonably be expected to affect the operations of the other Party shall be performed in accordance with all applicable laws, rules, and regulations pertaining to the safety of persons or property, and Good Utility Practice.

          3.15.2 Switching and Tagging. The Switching Station Owners and the Generating Station Owners shall apply and comply with their respective Switching and Tagging Rules and either Party will accept tagging performed by the other party as outlined in this Section 3.15.

                 3.15.2.1 Except for the Joint Use Facilities, the Generating Station Owners shall be responsible for all switching and tagging on the Generating Station Owners side of the Points of Interconnection, as such points are set forth in Schedule A to this Agreement. The Switching Station Owners shall be responsible for all switching and tagging on the Switching Station Owners side of the Points of Interconnection. The Parties owning the equipment at the Points of Interconnection shall be responsible for its switching and tagging. Switching and tagging requests from one Party to the other Party shall be executed in a timely manner.

                 3.15.2.2 For switching and tagging involving the Joint Use Facilities identified in Schedule A, the Party requiring the switching and tagging will switch and tag under its Switching and Tagging Rules. Prior to either Party operating the Joint Use Facilities, they will communicate their intentions to the Transmission Operator and the appropriate station operating authority. The Switching Station Owners and the Generating Station Owners shall be responsible for training and testing their respective operators for inclusion on a Joint Tag List. Either as changes occur or annually, each Party shall provide the other Party with an updated list of its employees qualified for inclusion on the Joint Tag List.

     3.16  Environmental Compliance and Procedures.

          3.16.1 Each Party shall notify the other Party first verbally and then in writing, of any Release of Hazardous Substances and any type of remediation activities that could adversely affect the other Party's facilities or property or the employees of such other Party or such other Party's contractors, as soon as possible but no later than twenty-four (24) hours of occurrence, and shall promptly furnish to the other Party copies of any reports filed with any governmental agencies covering such events.


                                   ARTICLE 4
                                   OPERATIONS

4.0  Operations.

     4.1 General. The Switching Station Owners, with respect to the Switching Station Owners Interconnection Facilities, and the Generating Station Owners, with respect to the

Generating Station Owners' Facilities, shall operate such equipment that might reasonably be expected to have an impact on the operations of the other Party in a safe and efficient manner and in accordance with all applicable Federal, state, and local laws, and Good Utility Practice, and otherwise in accordance with the terms of this Agreement.

          4.1.1 The Generating Station Owners shall comply with the requests, orders, and directives of the Switching Station Owners with respect to Interconnection Service to the extent such requests, orders or directives are
(a) issued pursuant to applicable law, PJM requirements and Good Utility Practice, (b) not discriminatory; and (c) otherwise in accordance with applicable tariffs.

          4.1.2 In the event the Generating Station Owners believe that a request, order, or directive of the Switching Station Owners exceeds the limitations in Section 4.1.1, they shall nevertheless comply with the request, order, or directive of the Switching Station Owners pending resolution of the dispute under Article 12. The Parties agree to cooperate in good faith to expedite the resolution of any disputes arising under this Section 4.1.

          4.1.3  Neither the Generating Station Owners nor the Switching
Station Owners shall discontinue the performance of their respective obligations under this Agreement due to any failure of the other Party to perform its obligations under this Section 4.1 during the pendency of any dispute regarding such failure and until such dispute is finally resolved. For purposes of the preceding sentence, this Agreement shall be considered to be in effect, notwithstanding any termination or purported termination hereof by a Party as a result of any failure of the other Party to perform its obligations under this
Section 4.1 which is the subject of an unresolved dispute.

     4.2  Generating Station Owners' Operating Obligations.

          4.2.1 General. The Generating Station Owners shall request permission from the Switching Station Owners, the Transmission Operator, the System Operator or PJM Interconnection, L.L.C., as applicable, prior to opening and/or closing circuit breakers in accordance with applicable switching and operations procedures.

                 4.2.1.1 The Generating Station Owners shall carry out all switching orders from the Transmission Operator in a timely manner.

                 4.2.1.2 The Generating Station Owners shall keep the Switching Station Owners advised of the Conemaugh Station's capabilities of participation in system restoration and/or its black start capability and adhere to the Transmission Operator's system restoration plan, as amended from time to time.

                 4.2.1.3 The Generating Station Owners' equipment shall conform to industry standards for harmonic distortion and voltage fluctuation.

                 4.2.1.4 The Generating Station Owners shall comply with the GPU Transmission Operations Interconnection Requirements and System Protection and Control Interconnection Requirements, as amended from time to time, and with related Switching Station

Owners' directives issued as directed or authorized by PJM Interconnection
L.L.C.

          4.2.2 Voltage or Reactive Control Requirements. Unless otherwise agreed to by the Parties or authorized or directed by PJM Interconnection, L.L.C., the Generating Station Owners shall operate the Conemaugh Station with automatic voltage regulation equipment in service at all times. When in service, such voltage regulation equipment shall control voltage at the Points of Interconnection consistent with the range of voltages as prescribed by the Transmission Operator pursuant to applicable law, PJM requirements and Good Utility Practice. From time to time, to the extent authorized or directed by PJM Interconnection, L.L.C., the Transmission Operator may require the Generating Station Owners to provide reactive power from the Conemaugh Station or to absorb reactive power from the Transmission System, provided that, in either case, the Conemaugh Station is operating within its reactive generating capability and not violating any electric constraints.

                 4.2.2.1 The Generating Station Owners will operate the Conemaugh Station in accordance with prescribed voltage schedules pursuant to
Section 4.2.2 to the extent the Conemaugh Station is operating within its reactive generating capability and not violating any electrical constraints. Should the Generating Station Owners fail to comply, the Switching Station Owners will provide written notice to the Generating Station Owners of the Switching Station Owners' intent to remedy that failure. If the Generating Station Owners do not promptly commence appropriate action after receiving such notice, the Switching Station Owners may then take any necessary action at the Generating Station Owners' expense to remedy such failure, including the installation of capacitor banks or other reactive compensation equipment necessary to ensure the proper voltage or reactive supply at the Conemaugh Station. The Switching Station Owners shall take, to the extent feasible, reasonable efforts to minimize the impact of such action on the operation of the Conemaugh Station.

                 4.2.2.2 The Generating Owners shall notify the Transmission Operator if any or all generating units at the Conemaugh Station reaches a VAR limit, if there is any deviation from the prescribed voltage schedule which is outside the limits prescribed by applicable law, PJM or Good Utility Practice, or if any automatic voltage regulator is removed from or restored to service.

          4.2.3 The Transmission Operator may from time to time, to the extent authorized or directed by PJM Interconnection, L.L.C., request, order, or direct the Generating Station Owners, pursuant to applicable law, PJM requirements or Good Utility Practice, to adjust generator controls that impact the Transmission System, such as excitation, droop, and automatic generation control settings. The Generating Station Owners agree to comply with such requests, orders and directions.

          4.2.4 The Generating Station Owners acknowledge that the Transmission Operator may have the right, to the extent authorized or directed by PJM Interconnection, L.L.C., to require reduced or increased generation of the Conemaugh Station in accordance with the PJM Agreement or the PJM Tariff, as applicable, or in accordance with applicable rules of the Transmission Operator.

          4.2.5 Notwithstanding anything to the contrary set forth herein, the Generation Station Owners shall have no obligation to provide ancillary services hereunder to the extent that regulatory authorization is required to do so and has not been issued or obtained or is not in effect. The Generating Station Owners shall use all reasonable efforts to obtain and keep in effect all regulatory authorizations required to provide the ancillary services contemplated hereby.

          4.2.6 All payments, if any, received by a Switching Station Owner for ancillary services provided by a Generating Station Owner shall be paid over to such Generating Station Owner by such Switching Station Owner.

     4.3  Auditing of Accounts, Records and Operational Records.  The
Generating Station Owners and the Switching Station Owners shall have the right, during normal business hours, to audit each other's accounts and records pertaining to transactions under this Agreement, upon twenty (20) days prior written notice, at the offices where such accounts and records are maintained. Any such audit of a Party's accounts and records shall not be made more frequently than once in any twelve (12) month period, and no such audit may be made with respect to accounts and records relating to periods more than twenty-four (24) months prior to the date of the audit notice. The Party being audited will be entitled to review the audit report and any supporting materials. The Party conducting the audit shall maintain the confidentiality of all information obtained during the audit in compliance with Article 7 of this Agreement. To the extent that audited information includes confidential information, the auditing Party shall designate an independent auditor to perform such audit.

                                   ARTICLE 5
                  COST RESPONSIBILITIES AND BILLING PROCEDURES

5.0  Cost Responsibilities and Billing Procedures.

     5.1 Cost Responsibility for Interconnection Service. The Generating Station Owners shall not be responsible for any costs arising from the Switching Station Owners' provision of Interconnection Service to the Generating Station Owners, excepting only the costs specified in Sections 3.3 (Facility, Equipment and Maintenance), 3.4 (New Construction or Modifications), 3.8 (Switching Station Owners Provided Local Services) and 4.2.2.1 (Operation in Accordance with Prescribed Voltage Schedules) of this Agreement.

     5.2  Billing Procedures.

          5.2.1 General. Within a reasonable time after the first day of each month, each Party shall prepare an invoice for those reimbursable services provided to the other Party under this Agreement during the preceding month.

          5.2.2 Each invoice shall delineate the month in which the services were provided, shall fully describe the services rendered, and shall be itemized to reflect the services performed or provided.

          5.2.3 The invoice shall be paid within thirty (30) days of issuance. All payments shall be made in immediately available funds payable to the other Party, or by wire transfer to a bank named and account designated by the invoicing Party, unless the Parties agree to another form of payment.

     5.3 Payment of Invoices. Payment of an invoice shall not relieve the paying Party from any responsibilities or obligations it has under this Agreement, nor shall such payment constitute a waiver of any claims arising hereunder.

     5.4 Interest on Unpaid Balances. Interest on any unpaid amounts (including amounts placed in escrow) shall be calculated in accordance with the methodology specified for interest on refunds in FERC regulations at 18 C.F.R.
Section 35.19a(a)(2)(iii). Interest on delinquent amounts shall be calculated from the due date of the bill to the date of payment. When payments are made by mail, bills shall be considered as having been paid on the date of receipt by the other Party.

     5.5 Default. In the event either Party fails to make payment to the other Party on or before the due date, as described above, and such failure of payment is not corrected within twenty (20) calendar days after the Party notifies the Party of the missed payment, a default by said Party shall be deemed to exist and the provisions of Article 8.0 shall apply.

          5.5.1 In the event of a billing dispute between the Switching Station Owners and the Generating Station Owners, each Party shall continue to provide services as long as the other Party continues to make all payments not in dispute.

                                   ARTICLE 6
                                 DOCUMENTATION

6.0  Documentation.

     6.1  Drawings.

          6.1.1 Drawings that exclusively describe the Generating Station Owners' Facilities and are not the proprietary information of third parties will be transferred by the Switching Station Owners to the Generating Station Owners. Drawings that exclusively describe the Switching Station Owners Facilities, including the Switching Station Owners Interconnection Facilities, will be retained by the Switching Station Owners. Drawings describing the Conemaugh Station and the Switching Station Owners Facilities on the same drawing will be identified and marked as "common drawings." The Switching Station Owners shall retain the common drawings and shall provide a copy of same to the Generating Station Owners.

          6.1.2 Each Party shall be responsible for updates and corrections to its respective drawings described in Section 6.1.1 and shall provide copies thereof to the other Party as soon as practicable after the updates or corrections are made. The Parties shall develop mutually agreeable procedures for updating such drawings.

          6.1.3 Except as otherwise noted on the document or drawing, neither Party makes any representations as to the accuracy, detail, or completeness of the documents or drawings provided to the other Party, and each Party hereby releases the other Party from any liability arising as a result of the use of such documentation or drawings.

                                   ARTICLE 7
                                CONFIDENTIALITY

7.0  Confidentiality.

     7.1 Confidentiality of the Switching Station Owners. The Switching Station Owners shall hold in confidence, unless compelled to disclose by judicial or administrative process or other provisions of law, all documents and information furnished by the Generating Station Owners in connection with this Agreement and which is marked "Confidential" or "Proprietary" or is otherwise identified as containing information which the Generating Station Owners require not be publicly disclosed. Except to the extent that such information or documents are (a) generally available to the public other than as a result of a disclosure by the Switching Station Owners, (b) available to the Switching Station Owners on a non-confidential basis prior to disclosure to the Switching Station Owners by the Generating Station Owners, or (c) available to the Switching Station Owners on a non-confidential basis from a source other than the Generating Station Owners, provided that such source is not known, and by reasonable effort could not be known, by the Switching Station Owners to be bound by a confidentiality agreement with the Generating Station Owners or otherwise prohibited from transmitting the information to the Switching Station Owners by a contractual, legal or fiduciary obligation, the Switching Station Owners shall not release or disclose such information to any other person, except to their employees on a need-to-know basis, in connection with this Agreement who have first been advised of the confidentiality provisions of this
Section 7.1 and have agreed in writing to comply with such provisions. In no event shall such information be disclosed in violation of the requirements of FERC Orders 889 and 889-A (18 C.F.R. Part 37), and any successor thereto. The Switching Station Owners shall promptly notify the Generating Station Owners if it receives notice or otherwise concludes that the production of any information subject to this Section 7.1 is being sought under any provision of law and the Switching Station Owners shall seek confidential treatment for such confidential information provided thereto. The Switching Station Owners may utilize information subject to this Section 7.1 in any administrative or legal proceeding to which the Switching Station Owners, or any one or more of them, is a party or in any proceeding under Article 12, subject in each case to a confidentiality agreement with the participants.

     7.2 Confidentiality of the Generating Station Owners. The Generating Station Owners shall hold in confidence, unless compelled to disclose by judicial or administrative process or other provisions of law, all documents and information furnished by the Switching Station Owners in connection with this Agreement and which is marked "Confidential" or "Proprietary" or is otherwise identified as containing information which the Switching Station Owners require not be publicly disclosed. Except to the extent that such information or documents are (a) generally available to the public other than as a result of a disclosure by the Generating Station Owners, (b) available to the Generating Station Owners on a non-confidential basis prior to disclosure to the Generating Station Owners by the Switching Station Owners, or (c) available to the Generating Station Owners on a non-confidential basis from a source other than the Switching Station Owners, provided that such source is not known, and by reasonable effort could not be known, by the Generating Station Owners to be bound by a confidentiality agreement with the Switching Station Owners or otherwise prohibited from transmitting the information to the Generating Station Owners by a contractual, legal or fiduciary obligation. The Generating Station Owners shall not release or disclose such information to any other person, except their employees on a need-to-know basis in connection with this Agreement who have first been advised of the confidentiality provisions of this
Section 7.2 and have agreed to comply in writing with such provisions. The Generating Station Owners shall promptly notify the Switching Station Owners if they receive notice or otherwise conclude that the production of any information subject to this Section 7.2 is being sought under any provision of law and the Generating Station Owners shall seek confidential treatment for such confidential information provided thereto. The Generating Station Owners may utilize information subject to this Section 7.2 in any administrative or legal proceeding to which the Generating Station Owners or any one or more of them is a party or in any proceeding under Article 12, subject in each case to a confidentiality agreement with the participants.

     7.3 Confidentiality of Audits. The independent auditor performing any audit, as referred to in Section 4.3, shall be subject to a confidentiality agreement between the auditor and the Party being audited. Such audit information shall be treated as confidential except to the extent that its disclosure is required by regulatory or judicial order, for reliability purposes pursuant to Good Utility Practice, and applicable FERC rules and regulations, as amended from time to time. Except as provided herein, neither Party will disclose the audit information to any third party without the other Party's prior written consent. Audit information in the possession of the Party not being audited shall be subject to all provisions of Article 7.

     7.4 Remedies. The Parties agree that monetary damages would be inadequate to compensate a Party for the other Party's breach of its obligations under this Article 7. Each Party accordingly agrees, subject to
Article 18, that the other Party shall be entitled to equitable relief, by way of injunction or otherwise, if the first Party breaches or threatens to breach its obligations under this Article 7, which equitable relief shall be granted without bond or proof of damages, and the receiving Party shall not plead in defense that there would be an adequate remedy at law.

                                   ARTICLE 8
                               EVENTS OF DEFAULT

8.0  Events of Default.

     8.1 Events of Default by Generating Station Owners. Each of the following shall constitute an Event of Default by the Generating Station Owners under this Agreement:

          (a) the failure to pay any amount due to the Switching Station Owners within twenty (20) days after receipt of written notice of nonpayment, unless the payment of such amounts is disputed, in which event Section 5.5.1 shall apply;

          (b) the failure to comply, in any substantial respect, with any material term or condition of this Agreement, provided that such failure has a material adverse impact on the Switching Station Owners' operations, the Switching Station Owners Facilities or the Transmission System;

          (c) a receiver, liquidator or trustee is appointed for Generating Station Owners holding, in the aggregate, more than 75% interest in the Conemaugh Station, which receiver, liquidator or trustee is not discharged within sixty (60) days;

          (d) the entry of a decree or decrees adjudicating as bankrupt or insolvent Generating Station Owners holding, in the aggregate, more than 75% of the interest in the Conemaugh Station, which decree or decrees are not stayed or discharged within sixty (60) days; or

          (e) voluntary petitions for bankruptcy are filed under any federal or state bankruptcy law by or on behalf of Generating Station Owners holding more than 75% interest in the Conemaugh Station.

     8.2  Remedies of Switching Station Owners.

          (a) The Switching Station Owners shall give written notice to the Generating Station Owners of the occurrence of an Event of Default under
Section 8.1(b), which notice shall set forth in reasonable detail the nature of the default and, where known and applicable, the steps necessary to cure such default. The Generating Station Owners shall, within thirty (30) days following receipt of the Switching Station Owners' notice, either (i) cure such default; or (ii) commence in good faith all such steps as are reasonable and appropriate to cure such default as promptly as practicable in the event such default cannot, in the reasonable judgment of the Generating Station Owners, be completely cured within such thirty (30) day period. If the Generating Station Owners dispute that an Event of Default under Section 8.1(b) has occurred, the Generating Station Owners shall nevertheless comply with this Section 8.2(a) pending the resolution of the dispute. Pending the resolution of the dispute between the Parties, the Switching Station Owners shall continue to provide Interconnection Service and the local services set forth in Section 3.7 and 3.8 in compliance with this Agreement. If it is determined that no Event of Default under Section 8.1(b) existed, the Switching Station Owners shall pay and reimburse the Generating Station Owners for all costs and expenses incurred by them to cure the alleged default.

          (b) If the Generating Station Owners fail to comply with Section 8.2(a), the Switching Station Owners may (i) exercise such rights and remedies as may be set forth in this Agreement with respect to such Event of Default; and
(ii) exercise such rights and remedies as may be available at law or in equity to recover direct damages due to such Event of Default, subject to Section 3.1.5 and Article 18 of this Agreement.

          (c) Subject to Section 8.2(a), upon the occurrence of an Event of Default under Sections 8.1(a), (c), (d) or (e), the Switching Station Owners may exercise all such rights and remedies as may be available to it at law or in equity to recover damages caused by such default, subject to Section 3.1.5 and
Article 18 of this Agreement. The Switching Station Owners may also elect to terminate this Agreement if the following have not been cured, and are not the subject of a dispute, pursuant to Section 8.2(a); (i) Generating Station Owners refuse to pay any undisputed amount due to the Switching Station Owners; (ii) upon the occurrence of an Event of Default under Section 8.1(b); or (iii) upon the occurrence of an Event of Default under Sections 8.1(c), (d) or (e), provided, however, that the Switching Station Owners may not terminate this Agreement under Sections 8.1(c), (d) or (e) if the payment and performance by the Generating Station Owners of their obligations under this Agreement are guaranteed, in writing, by the remaining Generating Station Owners. The Switching Station Owners shall not discontinue the performance of any one or more of their obligations hereunder due to the occurrence of an Event of Default during the pendency of any dispute regarding such Event of

Default and until such dispute is finally resolved.

          (d) Notwithstanding anything in this Agreement to the contrary, in the event the Generating Station Owners' failure to comply with the provisions of Sections 4.1 and 4.2 of this Agreement is reasonably likely to have an immediate and material adverse impact on the Switching Station Owners or the Transmission System, the Switching Station Owners shall have the right, after providing as much notice as is practicable under the circumstances and complying with the applicable FERC notice requirements regarding termination of service, to disconnect the Conemaugh Station from the Transmission System. Provided that the failure to comply with Sections 4.1 and 4.2 is not due to the willful misconduct of the Generating Station Owners the Switching Station Owners shall use reasonable efforts to restore Interconnection Service as promptly as practicable upon verification that the condition which caused the disconnection no longer exists.

     8.3. Events of Default by Switching Station Owners. Each of the following shall constitute an Event of Default by the Switching Owners under this
Agreement:

          (a) the failure to pay any amount due to the Generating Station Owners within twenty (20) days after receipt of written notice of payment, unless the payment of such amount is disputed, in which event Section 5.5.1 shall apply;

          (b) the failure to comply, in any substantial respect, with any material term or condition of this Agreement, provided that such failure has a material adverse impact on the Generating Station Owners' operations, the Generating Station Owners' Facilities or the Conemaugh Station;

          (c) a receiver, liquidator or trustee is appointed for the Switching Station Owners, which receiver, liquidator or trustee is not discharged within sixty (60) days;

          (d) the entry of a decree adjudicating the Switching Station Owners bankruptcy or insolvent, which decree is not stayed or discharged within sixty
(60) days; or

          (e) the filing by or on behalf of the Switching Station Owners of a voluntary petition in bankruptcy under any federal or state bankruptcy law.

       8.4. Remedies of Generating Station Owners. (a) The Generating Station Owners shall give written notice to the Switching Station Owners of the occurrence of an Event of Default under Section 8.3(b), which notice shall set forth in reasonable detail the nature of the default and, where known and applicable, the steps necessary to cure such default. The Switching Station Owners shall, within thirty (30) days following receipt of the Generating Station Owners' notice, either (i) cure such default; or (ii) commence in good faith all steps as are reasonable and appropriate to cure such default as promptly as practicable in the event such default cannot, in the reasonable judgment of the Switching Station Owners, be completely cured within such thirty
(30) day period. If the Switching Station Owners dispute that an Event of Default under Section 8.3(b) has occurred, the Switching Station Owners shall nonetheless comply with this Section 8.4 pending the resolution of the dispute. If it is determined that no Event of Default under Section 8.3(b) existed, the Generating Station Owners shall pay and reimburse the Switching Station Owners for all costs and expenses incurred by it to cure the alleged default.

          (b) If the Switching Station Owners fail to comply with Section 8.4(a), or upon the occurrence of an Event of Default under Sections 8.3(a),
(c), (d) or (e), the Generating Station Owners may (i) exercise all such rights and remedies as may be available to them to recover damages caused by such default, subject to Section 3.1.4 and Article 18 of this Agreement; and/or (ii) terminate this Agreement. The Generating Station Owners shall not discontinue the performance of any one or more of their obligations hereunder due to the occurrence of an Event of Default during the pendency of any dispute regarding such Event of Default and until such dispute is finally resolved.

          (c) Notwithstanding anything in this Agreement to the contrary, in the event the Switching Station Owners' failure to comply with the provisions of Sections 4.1 of this Agreement is reasonably likely to have an immediate and material adverse affect on the Generating Station Owners or Conemaugh Station, after providing as much notice to the Switching Station Owners as is practicable under the circumstances, the Generating Station Owners shall have the right to take such action, at law or in equity, as is reasonably required to insure the Switching Station Owners' compliance with Section 4.1.

     8.5 Specific Performance. Notwithstanding the foregoing, upon the occurrence of any Event of Default, the non-defaulting Party shall be entitled to commence an action to require the defaulting Party to remedy such default and specifically perform its duties and obligations hereunder in accordance with the terms and conditions hereof.

                                   ARTICLE 9
                                INDEMNIFICATION

9.0  Indemnification.

     9.1 Generating Station Owners' Indemnification. The Generating Station Owners shall indemnify, hold harmless, and defend the Switching Station Owners, their parents, and Affiliates, as the case may be, and their respective officers, directors, employees, agents, contractors, subcontractors, invitees, successors and permitted assigns from and against any and all claims, liabilities, costs, damages, and expenses (including, without limitation, reasonable attorney and expert fees, and disbursements incurred by any of them in any action or proceeding between the Switching Station Owners and a third party or the Generating Station Owners) for damage to property of unaffiliated third parties, injury to or death of any person, including the Switching Station Owners employees or any third parties (collectively, "Switching Station Owners' Damages"), to the extent caused, by the negligence or willful misconduct of the Generating Station Owners and/or their officers, directors, employees, agents, contractors, subcontractors or invitees arising out of or connected with the Generating Station Owners' performance or breach of this Agreement, or the exercise by the Generating Station Owners of their rights hereunder. In furtherance of the foregoing indemnification and not by way of limitation thereof, the Generating Station Owners hereby waive any defense they might otherwise have under applicable workers' compensation laws.

     9.2 Switching Station Owners' Indemnification. The Switching Station Owners shall indemnify, hold harmless, and defend the Generating Station Owners, their parents, and

Affiliates, as the case may be, and their respective officers, directors, employees, agents, contractors, subcontractors, invitees, successors and permitted assigns from and against any and all claims, liabilities, costs, damages, and expenses (including, without limitation, reasonable attorney and expert fees, and disbursements incurred by any of them in any action or proceeding between the Generating Station Owners and a third party or the Switching Station Owners) for damage to property of unaffiliated third parties, injury to or death of any person, including the Generating Station Owners' employees or any third parties (collectively, "Generating Station Owners' Damages"), to the extent caused by the negligence or willful misconduct of the Switching Station Owners and/or their officers, directors, employees, agents, contractors, subcontractors or invitees arising out of or connected with the Switching Station Owners' performance or breach of this Agreement, or the exercise by the Switching Station Owners of their rights hereunder. In furthermore of the foregoing indemnification and not by way of limitation thereof, the Switching Station Owners hereby waive any defense they might otherwise have under applicable workers' compensation laws.


     9.3 Indemnification Procedures. If either Party intends to seek indemnification under this Article 9 from the other Party, the Party seeking indemnification shall give the other Party notice of such claim within ninety
(90) days of the later of the commencement of, or the Party's actual knowledge of, such claim or action. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the provisions for indemnification contained in this Agreement. Neither Party may settle or compromise any claim without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld or delayed.

     9.4  Survival.  The indemnification obligations of each Party under this
Article 9 shall continue in full force and effect regardless of whether this Agreement either expired or been terminated or canceled.

     9.5 The Generating Station Owners shall indemnify, hold harmless and defend the Switching Station Owners and their parents, and Affiliates and their respective officers, directors, employees, agents, contractors, subcontractors, invitees, successors and permitted assigns, from and against any and all fines, penalties, costs, expenses and liabilities, including without limitation, attorney's fees, litigation expenses and court costs, which may be incurred by or imposed upon them, or any of them, as a consequence of the failure of the Generating Station Owners to comply with Section 13.2.4 of this Agreement. The Switching Station Owners shall indemnify, hold harmless and defend the Generating Station Owners, their respective parents and Affiliates and their respective officers, directors, employees, agents, contractors, subcontractors, invitees, successors and permitted assigns, from and against any and all fines, penalties, costs, expenses and liabilities, including without limitation, attorney's fees, litigation expenses and court costs, which may be incurred by or imposed upon them, or any of them, as a consequence of the failure of the Switching Station Owners to comply with Section 13.1.4 of this Agreement.

                                   ARTICLE 10
                                   INSURANCE

10.0 Insurance.

     10.1 The Parties agree to maintain, at their own cost and expense, fire, liability, worker's compensation, and other forms of insurance relating to their property and facilities in the manner, and amounts, and for the durations as is customary in the electric utility industry.

     10.2 The Parties agree to furnish each other with certificates of insurance evidencing the insurance coverage obtained in accordance with the preceding Section 10.1, and the Parties agree to notify and send copies to the other of any policies maintained hereunder upon written request. Each party must notify the other Party within five (5) days of receiving notice of cancellation, change, amendment or nonrenewal of any insurance policy.

                                   ARTICLE 11
                                 FORCE MAJEURE

11.0 Force Majeure.

     11.1 Notwithstanding anything in this Agreement to the contrary, neither the Generating Station Owners nor the Switching Station Owners, shall be liable in damages, or otherwise responsible to the other Party, for their failure to carry out any of their obligations under this Agreement, other than any obligation to pay an amount when due, if and only to the extent that it is unable to so perform or is prevented from performing by an event of force majeure.

     11.2 The term "force majeure" as used herein means those causes beyond the reasonable control of the Party affected, which by the exercise of reasonable diligence, including Good Utility Practice, that Party is unable to prevent, avoid, mitigate, or overcome, including the following: any act of God, labor dispute (including a strike), act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion, breakage or accident to machinery or equipment, electric system disturbance (not including explosion, breakage, accident or electrical system disturbance caused by the gross negligence or willful misconduct of a Party), order, regulation or restriction imposed by governmental, military or lawfully-established civilian authorities, or any other cause of a similar nature beyond a Party's reasonable control.

     11.3 If a Party shall rely on the occurrence of an event or condition described above as a basis for being excused from performance of its obligations under this Agreement, then the Party relying on the event or condition shall
(a) provide prompt written notice of such force majeure event to the other Party, including an estimation of its expected duration and the probable impact on the performance of its obligations hereunder; (b) exercise all reasonable efforts in accordance with Good Utility Practice to continue to perform its obligations under this Agreement; (c) expeditiously take action to correct or cure the event or condition excusing performance, provided, however, that settlement of labor disputes will be completely within the sole discretion of the Party affected by such labor dispute; (d) exercise all reasonable efforts to mitigate or limit damages to the other Party; and (e) provide prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from performance. All performance obligations hereunder shall be extended by a period equal to the term of the resultant delay.

                                   ARTICLE 12
                                    DISPUTES

12.0 Disputes.

     12.1 The Parties shall use their best efforts to resolve any claim or dispute, which arises hereunder, initially through good faith negotiations or upon the failure of such negotiations, through Alternative Dispute Resolution ("ADR") techniques in accordance with the Model Procedure for Mediation of Business Disputes as published by the Center for Public Resources; however, either Party may terminate its participation in ADR during any stage of ADR and proceed under Section 12.2.

     12.2 If any claim or dispute arising hereunder is not resolved pursuant to Section 12.1, either Party may, upon giving the other Party at least ten
(10) days prior written notice, initiate litigation to submit such claim or dispute for decision by a court of competent jurisdiction.

     12.3 The Switching Station Owners hereby waive their rights, and the Generating Station Owners hereby waive their rights, to require, and each of them agrees that they will not demand, a trial by jury of any and all issues which arise out of the performance of, or any failure to perform, this Agreement by the Generating Station Owners or the Switching Station Owners.

                                   ARTICLE 13
                                REPRESENTATIONS

13.0 Representations.

     13.1 Representations of the Switching Station Owners. Subject to Article 30, each of the Switching Station Owners represent and warrant, solely as to itself, to the Generating Station Owners as follows:

           13.1.1 Organization. The Switching Station Owner is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification or licensing necessary. The Switching Station Owner has the requisite corporate power and authority to carry its business as now being conducted;

           13.1.2 Authority Relative to this Agreement. The Switching Station Owner has the requisite power and authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of each by this Agreement. The execution and delivery of this Agreement and the actions it contemplates have been duly and validly authorized by all required corporate action. The Agreement has been duly and validly executed and delivered by the Switching Station Owner and, assuming that it is duly and validly executed and delivered by the Generating Station Owners, constitutes a valid and binding Agreement of the Switching Station Owner;

           13.1.3 Regulatory Approval. The Switching Station Owner has obtained any and all approvals of, and given any notices to, any public authority that are required for the Switching Station Owner to execute and deliver this Agreement;

          13.1.4 Compliance With Law. The Switching Station Owner represents and warrants that it is not in violation of any applicable law, statute, order, rule, regulation or judgment promulgated or entered by any federal, state, or local governmental authority, which violation would affect the Switching Station Owner's performance of its obligations under this Agreement. The Switching Station Owner represents and warrants that it will comply with all applicable material laws, rules, regulations, codes, and standards of all federal, state, and local governmental agencies having jurisdiction over the Switching Station Owner or the transactions under this Agreement. Notwithstanding any term of this Agreement to the contrary, the failure of the Switching Station Owner to comply with this Section 13.1.4 shall not constitute an Event of Default under Article 8, unless such failure is reasonably likely to have an immediate and material adverse impact on the Generating Station Owners, the Generating Station Owners' Facilities or the Conemaugh Station and the Switching Station Owners fail to indemnify, hold harmless and defend the Generating Station Owners in compliance with Section 9.5 of this Agreement.

     13.2 Representations of the Generating Station Owners. Subject to Article 30, each of the Generating Station Owners represent and warrant, solely as to itself, to the Switching Station Owners as follows:

           13.2.1 Organization. The Generating Station Owner is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification or licensing necessary. The Generating Station Owner has the requisite corporate power and authority to carry on its business as now being conducted;

           13.2.2 Authority Relative to this Agreement. The Generating Station Owner has the requisite power and authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and deliver of this Agreement and the actions it contemplates have been duly and validly authorized by all required corporate action. This Agreement has been duly and validly executed and delivered by the Generating Station Owner and, assuming that it is duly and validly executed and delivered by the Switching Station Owners, constitutes a valid and binding Agreement of the Generating Station Owner;

           13.2.3 Regulatory Approval. The Generating Station Owner has obtained any and all approvals of, and given any notices to, any public authority that are required for the Generating Station Owner to execute and deliver this Agreement;

           13.2.4 Compliance With Law. The Generating Station Owner represents and warrants that it is not in violation of any applicable, law, statute, order, rule, regulation or judgment promulgated or entered by any federal, state, or local governmental authority, which violation would affect Generating Station Owner's performance of its obligations under this Agreement. The Generating Station Owner represents and warrants that it will comply with all applicable laws, rules, regulations, codes, and standards of all federal, state, and local governmental agencies having jurisdiction over the Generating Station Owner or the transactions under this Agreement. Notwithstanding any term of this Agreement to the contrary, the failure of the Generating Station Owner to comply with this Section 13.2.4 shall not constitute an Event of Default under Article 8, unless such failure is reasonably likely to have an immediate and material adverse impact on the Switching Station Owners, the Switching Station Owners' Facilities or the Transmission System and the Generating Station Owners fail to indemnify, hold harmless and defend the Switching Station Owners in compliance with Section
9.5 of this Agreement.

          13.3 Representations of All Parties. The representations and warranties in Sections 13.1.4 and 13.2.4 shall continue in full force and effect for the term of this Agrement.

                                   ARTICLE 14
                    ASSIGNMENT/CHANGE IN CORPORATE IDENTITY

14.0  Assignment/Change in Corporate Identity.

     14.1 This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned, except as permitted under Section 3.9, by either Party hereto, whether by operation of law or otherwise, without the prior written consent of the other Party; which consent shall not unreasonably be withheld. The refusal of a Party to consent to a proposed assignment shall not be deemed to be reasonable if the financial capability of the proposed assignee is not materially inferior to the financial capability of the assignor. Any assignment of this Agreement in violation of the foregoing shall be, at the option of the non-assigning Party, void.

          14.1.1 Generating Station Owners' Rights - Notwithstanding Section 14.1, each of the Generating Station Owners may assign or otherwise transfer its rights and obligations hereunder without obtaining the consent of any other Party as follows;

                 14.1.1.1 Each of the Generation Station Owners may assign (a) all of its rights and obligations hereunder to any assignee of that individual Generating Station Owner which acquires all, or substantially all of that Generating Station Owner's interest in Conemaugh Station, or (b) any of its rights and obligations hereunder to an Affiliate to the extent necessary for the qualification of such Generating Station Owner as an exempt wholesale generator under Section 32 of the Public Utility Holding Company Act of 1935, as amended. Upon the Switching Station Owners' receipt of notice from the Generating Station Owner of any such assignment, such assignee will be deemed to have assumed, ratified, agreed to be bound by and perform all such obligations, and all references herein to "Generating Station Owners" shall thereafter be deemed to include references to such assignee, in each case without the necessity for further act or evidence by the Parties hereto or such assignee. The Switching Station Owners agree to execute and deliver, at the Generating Station Owner's expense, such documents as may be reasonably necessary to accomplish any such assignment. Any assignment described in this Section 14.1.1.1 shall not relieve or discharge any of the Generating Station Owners from any of its obligations hereunder absent the written consent of the non-assigning Party to such release from liability except where one of the following criteria is satisfied:

          (a)  the assignee has an Investment Grade Credit Rating;

          (b) the obligations of the assignee are guaranteed by an entity with an Investment Grade Credit Rating; or

          (c) the assignment is being made in connection with a merger, consolidation or sale of substantially all the assignor's interests in the Conemaugh Station to another party that has senior long-term debt with a credit rating that is at least equal to that of the assignor or the obligations of the assignee are guaranteed by an entity that has senior long-term debt with a credit rating that is at least equal to that of the assignor.

Upon the satisfaction of any of the above stated criteria, the non-assigning Party shall be obligated to release the assigning Party from liability, and shall execute all documents reasonably requested by the assigning Party to reflect such release.

                 14.1.1.2 Each of the Generating Station Owners or its assignee may assign, transfer, pledge, or otherwise dispose of its rights and interests hereunder to a trustee or lending institution for the purposes of financing or refinancing the Generating Station Owners' Facilities, including upon or pursuant to the exercise of remedies with respect to such financing or refinancing, or by way of assignments, transfers, pledges, or other dispositions in lieu thereof, provided, however, that no such assignment described in this Section 14.1.1.2 shall relieve or discharge any of the Generating Station Owners from any of its obligations hereunder. The Switching Station Owners agree to execute and deliver, at the Generating Station Owner's expense, such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge, or other disposition of rights hereunder for purposes of the financing or refinancing of the Generating Station Owners' Facilities, so long as the Switching Station Owners' rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

          14.1.2 Switching Station Owners' Rights - Notwithstanding Section 14.1, each of the Switching Station Owners may assign all of its rights and obligations hereunder without obtaining the consent of any other party as follows:

                 14.1.2.1 Each of the Switching Station Owners may assign all of its rights and obligations hereunder to any assignee of that individual Switching Station Owner which acquires all, or substantially all of that Switching Station Owner's interest in the Switching Station Owners' Facilities. Upon the Generating Station Owners' receipt of notice from the Switching Station Owner of any such assignment, such assignee will be deemed to have assumed, ratified, agreed to be bound by and perform all such obligations, and all references herein to "Switching Station Owners" shall thereafter be deemed to include references to such assignee, in each case without the necessity for further act or evidence by the Parties hereto or such assignee. The Generating Station Owners agree to execute and deliver, at the Switching

Station Owner's expense, such documents as may be reasonably necessary to accomplish any such assignment. Any assignment described in this Section
14.1.2.1 shall not relieve or discharge any of the Switching Station Owners from any of its obligations hereunder absent the written consent of the non-assigning Party to such release from liability except where one of the following criteria is satisfied:

          (a) the assignee has an Investment Grade Credit Rating;

          (b) the obligations of the assignee are guaranteed by an entity with an Investment Grade Credit Rating; or

          (c) the assignment is being made in connection with a merger, consolidation or sale of substantially all the assignor's interests in the Switching Station to another party that has senior long-term debt with a credit rating that is at least equal to that of the assignor or the obligations of the assignee are guaranteed by an entity that has senior long-term debt with a credit rating that is at least equal to that of the assignor.


Upon the satisfaction of any of the above stated criteria, the non-assigning Party shall be obligated to release the assigning Party from liability, and shall execute all documents reasonably requested by the assigning Party to reflect such release.

                 14.1.2.2 Each of the Switching Station Owners or its assignee may assign, transfer, pledge, or otherwise dispose of its rights and interests hereunder to a trustee or lending institution for the purposes of financing or refinancing the Switching Station Owners' Facilities, including upon or pursuant to the exercise of remedies with respect to such financing or refinancing, or by way of assignments, transfers, pledges, or other dispositions in lieu thereof, provided, however, that no such assignment described in this Section 14.1.2.2. shall relieve or discharge any of the Switching Station Owners from any of its obligations hereunder. The Generating Station Owners agree to execute and deliver, at the Switchyard Owner's expense, such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge, or other disposition of rights hereunder for purposes of the financing or refinancing of the Switching Station Owners' Facilities, so long as the Generating Station Owners' rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

                                   ARTICLE 15
                                 SUBCONTRACTORS

15.0 Subcontractors.

     15.1 Nothing in this Agreement shall prevent a Party from utilizing the services of such subcontractors as it deems appropriate to perform its obligations under this Agreement; provided, however, that each Party shall require its subcontractors to comply with all applicable terms and conditions of this Agreement in providing such services.

     15.2 The creation of any subcontractor relationship shall not relieve the hiring Party of any of its obligations under this Agreement. Each Party shall be responsible to the other Party for the acts and/or omissions of any subcontractor it hires as if it itself had acted and/or omitted to act. Any applicable obligation imposed by this Agreement upon a Party shall be equally binding upon, and shall be construed as having application to, any subcontractor of such Party.

                                   ARTICLE 16
                                LABOR RELATIONS

16.0 Labor Relations. The Switching Station Owners and the Generating Station Owners agree to immediately notify the other Party, verbally and then in written, of any labor dispute or anticipated labor dispute of which its management has actual knowledge that might reasonably be expected to affect the operations of the other Party with respect to this Agreement.

                                   ARTICLE 17
                         INDEPENDENT CONTRACTOR STATUS

17.0 Independent Contractor Status. Nothing in this Agreement shall be construed as creating any relationship between the Switching Station Owners and the Generating Station Owners other than that of independent contractors.

                                   ARTICLE 18
                            LIMITATION OF LIABILITY

18.0 Limitation of Liability. Except for indemnity obligations set forth in
Article 9, neither the Switching Station Owners nor the Generating Station Owners, nor their respective officers, directors, agents, employees, parents, affiliates, or successors or assigns of any of them, shall be liable to the other Party or its parent, subsidiaries, affiliates, officers, directors, agents, employees, successors or assigns for claims, suits, actions or causes of action for incidental, punitive, special, indirect, multiple or consequential damages (including, without limitation, claims of customers, attorneys' fees and litigation costs) connected with, or resulting from, performance or non-performance of this Agreement, or any actions undertaken in connection with or related to this Agreement, including, without limitation, any such damages which are based upon causes of action for breach of contract, tort (including negligence and misrepresentation), breach of warranty or strict liability. The provisions of this Article 18 shall apply regardless of fault and shall survive termination, cancellation, suspension, completion, or expiration of this Agreement.

                                   ARTICLE 19
                                    NOTICES

19.0 Notices.

     19.1 Each Party shall indicate to the other Party, by notice, the appropriate person and their telephone numbers during each eight-hour work shift to contact in the event of an Emergency, a scheduled or forced interruption, or reduction in services. The notice last received by a Party shall be effective until modified in writing by the other Party.

     19.2 All notices, requests, claims, demands, invoices, and other communications hereunder shall be in writing and shall be given (and except as otherwise expressly provided herein, will be deemed to have been duly given if so given) by hand delivery, cable, telecopy (confirmed in writing) or telex, or by mail (registered or certified, postage prepaid) to the respective Parties as follows:

                    Conemaugh Switching Station Owners
                    Bradley J. Breidinger
                    Manager - Transmission Investment Planning
                    c/o GPU Energy
                    2800 Pottsville Pike
                    Reading, PA 19605

                    Conemaugh Generating Station Owners
                    c/o Keystone-Conemaugh Projects
                    682 Philadelphia Street - 2nd floor
                    Indiana, PA 15701

or such other address as is furnished in writing by such Party; and any such notice or communication shall be deemed to have been given as of the date so mailed. Either Party may change the address to which notices are to be delivered by written notice to the other Party given in accordance with this
Article 19.

                                   ARTICLE 20
                                    HEADINGS

20.0 Headings. The descriptive headings of the Articles and Sections of this Agreement have been inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

                                   ARTICLE 21
                                     WAIVER

21.0 Waiver. Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefit thereof only by a written instrument signed by such Party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent failure of the first Party to comply with such obligation, covenant, agreement, or condition.

                                   ARTICLE 22
                                  COUNTERPARTS

22.0 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same Agreement.

                                   ARTICLE 23
                         GOVERNING LAW AND CONSTRUCTION

23.0  Governing Law and Construction.

     23.1 Laws and Regulations. This Agreement and all rights, obligations, and performances of the Parties hereunder, are subject to all applicable federal and state laws, and to all duly-promulgated orders and other duly-authorized action of governmental authorities having jurisdiction.

     23.2 When not in conflict with or preempted by federal law, this Agreement will be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, without giving effect to the conflict of law principles thereof. Except for those matters covered in this Agreement and jurisdictional to FERC or the appellate courts having jurisdiction over FERC matters, any action arising out of or concerning this Agreement must be brought in the courts (state or federal) of the Commonwealth of Pennsylvania. Both Parties hereby consent to the exclusive jurisdiction of the Commonwealth of Pennsylvania for the purpose of hearing and determining any action not preempted by federal law.

                                   ARTICLE 24
                                  SEVERABILITY

24.0 Severability. In the event that any of the provisions of this Agreement are held to be unenforceable or invalid by any court or regulatory authority of competent jurisdiction, the Parties shall, to the extent possible, negotiate an equitable adjustment to the provisions of this Agreement, with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions hereof shall not be affected by such holding.

                                   ARTICLE 25
                                   AMENDMENTS

25.0  Amendments.

     25.1  Except as provided in Article 2:

           25.1.1 Except as set forth in Section 2.2 of this Agreement, the rates, terms, and conditions contained in this Agreement are not subject to change under Sections 205 or 206 of the Federal Power Act, as either section may be amended or superseded, unilaterally by a Party or otherwise absent the mutual written agreement of the Parties. It is the intent of this Section 25.1 that, to the maximum extent permitted by law, and subject to Section 2.2 of this Agreement, the rates, terms and conditions in this Agreement shall not be subject to change, regardless of whether such change is sought (a) by the FERC acting sua sponte on behalf of a Party or third party, (b) by a Party, (c) by a third party, or (d) in any other manner.

           25.1.2 This Agreement may be amended, modified, or supplemented only by written agreement of both Switching Station Owners and the Generating Station Owners.

                                   ARTICLE 26
                                ENTIRE AGREEMENT

26.0 Entire Agreement. This Agreement constitute the entire understanding between the Parties with respect to the subject matter hereof or thereof, and supersedes any and all previous understandings, oral or written, which pertain to the subject matter contained herein or therein.

                                   ARTICLE 27
                          NO THIRD PARTY BENEFICIARIES

27.0 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the Parties, any rights or remedies under or by reason of this Agreement.

                                   ARTICLE 28
                                   CONFLICTS

28.0 Conflicts. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall not affect any of the Generating Station Owners' obligations or the Switching Station Owners' rights and obligations under (a) the PJM Tariff, and related agreements, (b) the Easement Agreement, or (c) applicable FERC orders, regulations or policy (such agreements, orders, regulations, and tariffs referred to collectively as the "Ancillary Documents"). In the event of a conflict between any provisions of this Agreement and any provision of one or more Ancillary Documents, which conflict is not permissible or has not been waived by the appropriate regulatory agency, the provision of the Ancillary Document shall control.

                                   ARTICLE 29
                               FURTHER ASSURANCES

29.0 Further Assurances. The Parties hereto agree to execute and deliver promptly, at the expense of the Party requesting such action, any and all other and further information, instruments and documents that may be reasonably requested in order to effectuate the transactions contemplated hereby.

                                   ARTICLE 30
                    SEVERAL LIABILITY OF EACH OF THE OWNERS

30.1 Several Liability of Generation Station Owners. Notwithstanding anything to the contrary, it is expressly understood and agreed by the Parties that the representations, warranties, obligations and covenants of the Generating Station Owners (and any indemnity provisions relating thereto) under this Agreement, are made severally, and not jointly, by each of the Generating Station Owners and in no event shall a Generating Station Owner be liable to any Party pursuant to this Agreement with respect to its representations, warranties, obligations and covenants (and any indemnity provisions relating thereto) as a Generating Station Owner for more than the proportionate share of its percentage ownership interest in the Conemaugh Station.

30.2 Several Liability of Switching Station Owners. Notwithstanding anything to the contrary, it is expressly understood and agreed by the Parties that the representations, warranties, obligations and covenants of the Switching
Station Owners (and any indemnity provisions relating thereto) under this Agreement, are made severally, and not jointly, by each of the Switching Station Owners and in no event shall a Switching Station Owner be liable to any Party pursuant to this Agreement with respect to its representations, warranties, obligations and covenants (and any indemnify provisions relating thereto) as a Switching Station Owner for more than the proportionate share of its percentage ownership interest in the Conemaugh Station.

                                   ARTICLE 31
                             APPOINTMENT OF AGENTS

31.0 The Parties acknowledge that, effective as of the closing of the sale by Metropolitan Edison Company of its interest in the Conemaugh Generating Station to Sithe Pennsylvania Holdings L.L.C. (i) the Generating Station owners will have appointed GPU Generating, Inc. as its agent for purposes of administering this Agreement, and (ii) the Switching Station Owners will have appointed Pennsylvania Electric Company d/b/a GPU Energy as its agent for purposes of administrating this Agreement. Each Party shall give the other prompt notice in accordance with this Agreement of any change in the foregoing or any subsequent appointment of agents.

                         (Remainder of Page left blank)

Conemaugh Switching Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Metropolitan Edison Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title: Vice President - PSEG Fossil


UGI Utilities, Inc.


-----------------------------------
Name:
Title:

     IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.


Conemaugh Generating Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Sithe Pennsylvania Holdings, LLC


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Development Company


-----------------------------------
Name:
Title:

     IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.


Conemaugh Generating Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company

                                          /s/ RONALD W. LOWMAN
-----------------------------------       ----------------------------------
Name:                                     Name:  Ronald W. Lowman
Title:                                    Title: Vice President-Fossil Energy


Delmarva Power & Light Company            Sithe Pennsylvania Holdings, LLC


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Development Company


-----------------------------------
Name:
Title:

     IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.


Conemaugh Generating Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Sithe Pennsylvania Holdings, LLC


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company

/s/ PETER E. SCHAUB
-----------------------------------       ----------------------------------
Name:  Peter E. Schaub                    Name:
Title: General Manager                    Title:


UGI Development Company


-----------------------------------
Name:
Title:

     IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.


Conemaugh Generating Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Sithe Pennsylvania Holdings, LLC


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company

/s/ DENNIS J. MURPHY
-----------------------------------       ----------------------------------
Name:  Dennis J. Murphy                   Name:
Title: VP - PP&E                          Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Development Company


-----------------------------------
Name:
Title:

     IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.


Conemaugh Generating Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Sithe Pennsylvania Holdings, LLC


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Development Company

/s/ MARK R. DINGMAN
-----------------------------------
Name:  Mark R. Dingman
Title: Vice President

     IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.


Conemaugh Generating Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Sithe Pennsylvania Holdings, LLC

                                          /s/ JJ WAGNER
-----------------------------------       ----------------------------------
Name:                                     Name:  JJ Wagner
Title:                                    Title: Vice President Operations


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Development Company


-----------------------------------
Name:
Title:

     IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.


Conemaugh Generating Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company

/s/ H. CARTER KRESGE
-----------------------------------       ----------------------------------
Name:  H. Carter Kresge                   Name:
Title: Manager External Operations        Title:


Delmarva Power & Light Company            Sithe Pennsylvania Holdings, LLC

/s/ H. CARTER KRESGE
-----------------------------------       ----------------------------------
Name:  H. Carter Kresge                   Name:
Title: Manager External Operations        Title:


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Development Company


-----------------------------------
Name:
Title:

     IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.


Conemaugh Generating Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Sithe Pennsylvania Holdings, LLC


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Development Company


-----------------------------------
Name:
Title:

Conemaugh Switching Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company

/s/ TSION M. MESSICK
-----------------------------------       ----------------------------------
Name:   Tsion M. Messick                  Name:
Title:  Director, Transmission            Title:
        & Arrangements

Delmarva Power & Light Company            Metropolitan Edison Company


/s/ TSION M. MESSICK
-----------------------------------       ----------------------------------
Name:   Tsion M. Messick                  Name:
Title:  Director, Transmission            Title:
        & Arrangements


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Utilities, Inc.


-----------------------------------
Name:
Title:

Conemaugh Switching Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Metropolitan Edison Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company

/S/ ROBERT M. GENECZKO
-----------------------------------       ----------------------------------
Name:  R. M. Geneczko                     Name:
Title: Vice President-Power Delivery      Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Utilities, Inc.


-----------------------------------
Name:
Title:

Conemaugh Switching Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Metropolitan Edison Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company

/s/ ANDREW W. WILLIAMS
-----------------------------------       ----------------------------------
Name:  Andrew W. Williams                 Name:
Title: Group Vice President               Title:


UGI Utilities, Inc.


-----------------------------------
Name:
Title:

Conemaugh Switching Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Metropolitan Edison Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Utilities, Inc.

/s/ MARK R. DINGMAN
-----------------------------------
Name:  Mark R. Dingman
Title: Vice President
       & General Manager

Conemaugh Switching Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Metropolitan Edison Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Utilities, Inc.


-----------------------------------
Name:
Title:

Conemaugh Switching Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Metropolitan Edison Company

                                          /s/ R. S. ZECHMAN
-----------------------------------       ----------------------------------
Name:                                     Name:  R. S. Zechman
Title:                                    Title: VP-Engin. & Operations


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Utilities, Inc.


-----------------------------------
Name:
Title:

Conemaugh Switching Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Metropolitan Edison Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company

                                          /S/ ELLEN M. CAVANAUGH
-----------------------------------       ----------------------------------
Name:                                     Name:  Ellen M. Cavanaugh
Title:                                    Title: Vice President
                                                 Electric Supply
                                                 and Transmission


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Utilities, Inc.


-----------------------------------
Name:
Title:

Conemaugh Switching Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Metropolitan Edison Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company

                                          /s/ P. LANDRIEU
-----------------------------------       ----------------------------------
Name:                                     Name:  P. Landrieu
Title:                                    Title: VP - Electric Transmission


UGI Utilities, Inc.


-----------------------------------
Name:
Title:

Conemaugh Switching Station Owners:
-----------------------------------

Atlantic City Electric Company            Baltimore Gas and Electric Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Delmarva Power & Light Company            Metropolitan Edison Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


PP&L, Inc.                                PECO Energy Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


Potomac Electric Power Company            Public Service Electric
                                            and Gas Company


-----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:


UGI Utilities, Inc.


-----------------------------------
Name:
Title:

                                   SCHEDULE A

                               CONEMAUGH STATION

                           INTERCONNECTION FACILITIES


1    Description of Points of Interconnection
     1.1  Points of Interconnection

--------------------------------------------------------------------------------
   STATION               POINTS OF INTERCONNECTION                  OWNED BY
--------------------------------------------------------------------------------
 Conemaugh          #1 Main power transformer 500 kV bushings,    Generating
                    including horizontal connection bar to the    Station Owners
                    surge arresters.
--------------------------------------------------------------------------------
                    #2 Main power transformer 500 kV bushings,    Generating
                    including horizontal connection bar to the    Station Owners
                    surge arresters.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     1.2  Drawings Showing Points of Interconnection
          1.2.1 Drawing No. LR-D-0024, Revision 1. (Points of Interconnection are labeled as "PI".)

2    Substation Equipment to be Retained by the Generating Station Owners
     2.1  The following equipment will be retained by the Generating Station
          Owners:
          2.1.1 Electrical conduit banks and manholes between the main plant and substation control house.
          2.1.2 Electrical cables between the main plant and substation control house, to the first terminal point in the substation, unless specified otherwise.
          2.1.3  Substation paging system, including all equipment and cabling.
          2.1.4 Plant base station radio equipment, including tower, antennas and cables.

3    Switching Station Owners Access to the Generating Plant
     3.1 Switching Station Owners shall have access to those facilities within the Generating Plant as described in the Easement Agreement.
     3.2  Specifically, this shall include, but not limited to, the following:
          3.2.1 Switching Station Owners shall have access to the substation circuit breaker controls switches and indicators located in the Units #1&2 control room.

4    Joint Use Facilities
     4.1  The following Interconnection Facilities will be jointly operated:
          4.1.1  500 KV #2 Generator circuit breakers #1 and #2


                                       A1

          4.1.2  500 kV #1 Generator circuit breakers #6 and #7
          4.1.3  500 kV #1 Generator disconnect switch
          4.1.4  500 kV #2 Generator disconnect switch
          4.1.5  480 volt main breaker A at the A Substation Bus
          4.1.6  480 volt main breaker B at the B Substation Bus
     4.2 The following Generating Station Owners equipment will be jointly operated:
          4.2.1  4160 volt Substation feeder breaker M-2SS at #2C Unit Bus
          4.2.2  4160 volt Substation feeder breaker M-1SS at #1C Unit Bus

5    Generating Station Owners Provided Local Services
     5.1  Substation Service Power
          5.1.1 The Generating Station Owners shall provide the Switching Station Owners, at the Switching Station Owners' request and at no charge, with access to Secondary System substation service power at the levels, and at the substation locations, at which power is being provided from the Conemaugh Generating Station immediately prior to the Effective Date of this Agreement. The Generating Station Owners shall Maintain the 4160-volt supply cables from the Generating Plant to the substation service transformers.
     5.2  Control Cables
          5.2.1 The Generating Station Owners shall Maintain all control cables for the Switching Station Owners' control, protection and metering purposes between the Generating Station Owners' facilities and the Switching Station Owners' substation, up to the first terminal point in the Switching Station Owners equipment, unless specified otherwise.
     5.3  Substation Paging System
          5.3.1 The Generating Station Owners shall provide a plant paging system in the Switching Station Owners substation for common use by all Parties, at no cost to the Switching Station
                 Owners, as and to the extent provided prior to the Effective Date of this Agreement.

6    Switching Station Owners Provided Local Services
     6.1  Substation Service Power
          6.1.1 The Switching Station Owners shall provide the Generating Station Owners, at no charge, with access to Secondary System substation service power at the levels, and at the substation locations, at which power is being provided from the Switching Station Owners' Facilities immediately prior to the Effective Date of this Agreement. The Switching Station Owners will Maintain the Secondary System distribution panels and associated circuit breakers or fuses up to, but not including, the field cables to the Generating Station Owners' equipment.
          6.1.2 This substation service power will include 125-volt DC power for the control of the substation generator circuit breakers and the Generating Station Owners' generator protection and control systems.
     6.2  Remote Terminal Units (RTUs)
          6.2.1 The Switching Station Owners will Maintain the RTU in the substation control house for common use by the Parties and transmit the Conemaugh Station status points and generation output levels to the PJM ISO for the


                                       A2

                Generating Station Owners, as described in Section 10 below.
         6.2.2 The Generating Station Owners will Maintain the necessary transducers, pulse relays, auxiliary contacts, cables and other equipment so as to provide the electrical signals to the terminal points of the RTU, provided, however, the Generating Station Owners shall not be obligated under this Agreement to modernize, expand or upgrade such transducers, pulse relays, auxiliary contacts, cables and other equipment unless the failure to do so is reasonably likely to have an material adverse effect on the operation of the Switching Station Owners' Facilities.

7   Operating Requirements
    7.1  Station Service
         7.1.1 The Generating Station Owners will consult with the Switching Station Owners to coordinate the timing and nature of operations that might reasonably be expected to affect the continuous operation of the 4160 volt service supply to the substation
    7.2  Current and Potential Circuits
         7.2.1 The Generating Station Owners and the Switching Station Owners will consult in performing any work which might be reasonably expected to affect the continuous operation of the substation or generating units in accordance with Section 3.14.2 of the Interconnection Agreement.
         7.2.2 In particular, this will include the potential transformers in these locations:
                7.2.2.1  500 kV #1 bus
                7.2.2.2  500 kV #2 bus
         7.2.3 In particular, this will include the current transformers in these locations:
                7.2.3.1  500 kV circuit breakers #1, #2, #6 and #7
    7.3  Substation Indication and Controls
         7.3.1 Status indication and control switches will be retained in the Generating Station Owners' main control rooms for the 500 kV circuit breakers in the substation. These controls will be maintained by the Switching Station Owners for the Generating Station Owners' convenience and will be operated by the Generating Station Owners' personnel only at the direction of the Transmission Operator.
         7.3.2 In compliance with FERC Standards of Conduct, the Switching Station Owners will disconnect the meters in the main control room which indicate power flows in the Transmission System.
    7.4  Substation Equipment Alarms
         7.4.1 The annunciator for the substation 500 kV circuit breaker alarms will be retained in the Generating Station Owners' main control room. The annunciator and associated cables from the substation to the Generating Plant will be Maintained by the Generating Station Owners provided, however, the Generating Station Owners shall not be obligated under this Agreement to modernize, expand or upgrade such annunciator or cables unless the failure to do so is reasonably likely to have an material adverse effect on the operation of the Switching Station Owners' Facilities.
    7.5  Transmission Operating Requirements
         7.5.1 Conemaugh Unit Stability: A procedure has been developed to protect the Conemaugh units from an unstable operation when any of the three 500

                                      A 3
                kV lines at Conemaugh are out of service and the Keystone No. 1 and No. 2 units are generating at their full output (850 MW). When such a condition exists, a fault on one of the two remaining 500 kV lines at Conemaugh will isolate the output of the Conemaugh units onto one transmission line and can result in their instability and trip. To prevent this from occurring, the Conemaugh unit outputs must be restricted on a pre-contingency basis. The following potential transmission outages could occur and the PJM procedures are in place to protect the Conemaugh units: (a) When the Keystone-Conemaugh
                (5003) 500 kV line is out of service, a fault on either the Conemaugh-Juniata (5005) 500 kV line or Conemaugh-Hunterstown
                (5006) 500 kV line can cause an instability of the Conemaugh units. To control for this situation, the PJM System Operator will limit the total net output of the Conemaugh generating units to 1570 MW. (b) When the Conemaugh-Hunterstown (5006) 500 kV line is out of service, a fault on the Keystone-Conemaugh
                (5003) 500 kV line can cause an instability of the Conemaugh units. To control for this situation, the PJM System Operator will limit the total net output of the Conemaugh generating units to 1605 MW. (c) When the Conemaugh-Juniata (5005) 500 kV line is out of service, a fault on the Keystone-Conemaugh
                (5003) 500 kV line can cause an instability of the Conemaugh units. To control for this situation, the PJM System Operator will either limit the total net output of the Conemaugh generating units to 1605 MW or enable the Conemaugh Unit No. 2 Stability Trip Scheme.
         7.5.2 Unit No. 2 Unit Stability Trip Scheme: A protective relay scheme is enabled at Conemaugh whenever the Conemaugh-Juniata
                (5005) 500 kV line is out of service. The purpose of this scheme is to trip the Conemaugh Unit No. 2 should the Keystone-Juniata
                (5004) 500 kV line be opened for any reason. Such an occurrence would result in an instability and trip of both Conemaugh units and jeopardize the security of the PJM 500 kV transmission system. The PJM will direct the enabling of this scheme only when normal conditions are expected to exist and following a pre-evaluation of the Conemaugh-Juniata 500 kV line outage in accordance with the established PJM procedures. The
                Transmission Operator will direct qualified personnel at the Conemaugh Station to enable and disable this scheme in accordance with the directions from PJM.
         7.5.3 Reclosing 500 kV lines: All aerial 500 kV lines are designed for automatic reclosure after their trip. If a 500 kV line trips and does not return to service when automatically reclosed, or if the automatic reclosing fails to occur, the line will be tried back once manually five (5) minutes after the tripping occurs. If a 500 kV line that was successfully reclosed five (5) minutes after the trip-out trips a second time, the source of the trouble is to be determined by foot patrol, aerial patrol, report of trouble, or by any other means available. Manual try-backs on lines which trip a second time after having been successfully reclosed five (5) minutes after tripping are not to be attempted until some period of time has elapsed (30 minutes or longer). PJM will not direct the manual reclosing of any 500 kV line without the concurrence of the Transmission Operator.
         7.5.4 Closing of the 5003 Keystone-Conemaugh line: A procedure has been

                                      A 4
                 developed to protect the Conemaugh units from experiencing an excessive torque on their turbine-generator shafts when reclosing the Keystone-Conemaugh (5003) 500 kV line. Such a protecting scheme is required to prevent a power surge into the Conemaugh 500 kV bus from causing an excessive power swing on each of the Conemaugh generating units. Such a swing can result in a trip of the Conemaugh units and can potentially damage equipment at the plant. The implementation of this procedure requires that the phase angle across the Keystone #5003 circuit breaker at Conemaugh be no greater than 17 degrees prior to its reclosure. This phase angle is monitored by the Transmission Operator and can be estimated from the algebraic difference between the MW flows on the Keystone-Juniata 500 kV line and the Conemaugh-Juniata 200 KV lines should the SCADA point be unavailable. Based on studies, the difference in flow must be less than 1200 MW before closing can be permitted. Should either the monitored phase angle or the actual power flows exceed their established limit, it will be necessary to reduce the output of the Conemaugh generating units before reclosing the Keystone-Conemaugh (5003) 500 kV line. This procedure is fully described in the GPU Energy Bulk Power Operations Memo No. 4, dated April 5, 1993 and as may be further amended from time to time.

          7.5.5 Unit 1 Reactive Output Limit: With the Conemaugh Unit 1 generator voltage regulator in the manual mode and the Conemaugh Unit 2 off-line, a contingency loss of the Keystone-Conemaugh (5003) 500 KV line can cause the Conemaugh voltage to reach as high as 580 kV when the Conemaugh 200 MVAR capacitor is in-service. This voltage exceeds the manufacturers rating of all the 200 kV transmission facilities at Conemaugh and can result in equipment damage or failure. To prevent this occurrence, the Conemaugh Unit 1 reactive output must be restricted to less than 110 MVAR when such a condition exists.

          7.5.6 During the daily operation of the PJM system, there may be times when the PJM security analysis programs identify a potential contingency overload of the Transmission Systems at Conemaugh that cannot be alleviated by any of the existing operating procedures. When such a condition occurs, the Locational Marginal Price (LMP) for the Conemaugh 500 kV busses will likely be adjusted to send the proper economic signals to those causing the transmission congestion. This may even include setting a highly negative LMP at these busses. Should such action fail to resolve the congestion created, the Generating Station Owners may be required to reduce the station output in order to maintain the reliability of the Transmission Systems.

8    Metering
     8.1 Meter Compensation: The meters at this Generating Plant are not physically located at the Points of Interconnection. Therefore, the metering will be compensated (fixed and variable) to record the delivery of electricity in a manner that account for the total (no-load and load) electrical energy losses which occur between the metering and the Point of Interconnection
     8.2  Meter Locations and Points of Interconnection

                                       A5

              8.2.1 Unit #1 Net Generation: The net output will be determined at the Point of Interconnection from the output of the #1 HP and LP Generators flowing through the #1 main power transformer.
                     8.2.1.1  Location: Unit #1 Main Power Transformer
                     8.2.1.2  Meter type: Uni-directional
                     8.2.1.3  Voltage: 22 kV
                     8.2.1.4  Compensation: #1 Main power transformer losses
                     8.2.1.5 Point of Interconnection: At the outgoing 500 kV line connection on the #1 main power transformer busings.
              8.2.2 Unit #2 Net Generation: The net output will be determined at the Point of Interconnection from the output of the #2 HP and LP Generators flowing through the #2 main power transformer.
                     8.2.2.1  Location: Unit #2 Main Power Transformer
                     8.2.2.2  Meter type: Uni-directional
                     8.2.2.3  Voltage: 22 kV
                     8.2.2.4  Compensation: #2 Main power transformer losses
                     8.2.2.5 Point of Interconnection: At the outgoing 500 kV line connection on the #2 main power transformer bushings.
9      Pool Controlled Facilities (PCF)
       9.1    500 kV Line "5003": Conemaugh - Keystone
       9.2    500 kV Line "5005": Juniata - Conemaugh
       9.3    500 kV Line "5006": Hunterstown - Conemaugh

10     Unit Operation Information
       10.1 The Generating Station Owners shall provide the following data points to the Switching Station Owners Remote Terminal Unit (RTU) in accordance with Section 3.6 of the Interconnection Agreement.
       10.2   Status Points
              10.2.1  Generator permissive relay PM-1
              10.2.2  Generator permissive relay PM-2
              10.2.3  Generator #2 Stability Trip/Loss of DC
       10.3   Analog Points
              10.3.1  #1 Generator Net MW
              10.3.2  #1 Generator Net MVAR
              10.3.3  #2 Generator Net MW
              10.3.4  #2 Generator Net MVAR
       10.4   Accumulator Points
              10.4.1  #1 Generator MWH
              10.4.2  #2 Generator MWH




                                       A6

                               [SCHEMATIC CHART]

                               [SCHEMATIC CHART]

                                  ATTACHMENT B

                            List of Representatives

Mr Kenneth Braerman                     Ms Lisa Decker
Baltimore Gas and Electric Company      Baltimore Gas and Electric Company
7309 Windsor Mill Road                  39 W. Lexington Street
Baltimore, MD 21244                     Baltimore, MD 21201

Ms Tsion Messick                        Mr Randall Griffin
Conectiv                                Conectiv
I-95 & Rt 273                           800 King Street
Newark, DE 19714-9239                   Wilmington, DE 19899

Mr Samuel C. Thomas                     Mr Richard P. Sparling
GPU Energy                              Swidler Berlin Shereff Friedman
P.O. Box 16001                          3000 K Street, NW
Reading PA 19640-0001                   Suite 300
                                        Washington, DC 20007-5116

Mr Gabriel Laczo                        Mr Paul E. Russell
PP&L, Inc.                              PP&L, Inc.
2 North Ninth Street                    2 North Ninth Street
Allentown, PA 18101                     Allentown, PA 18101

Mr Robert N. Spencer                    Ms Vilna Waldron Gaston
PECO Energy Company                     PECO Energy Company
2301 Market Street, S6-2                2301 Market Street, S23-1
P.O. Box 8699                           P.O. Box 8699
Philadelphia, PA 19101-8699             Philadelphia, PA 19101-8699

Mr Glenn E. Timmons                     Mr. Allen C. Barringer
Potomac Electric Power Company          Potomac Electric Power Company
1900 Pennsylvania Avenue, NW            1900 Pennsylvania Avenue, NW
Washington, DC 20068                    Washington, DC 20068

Mr Thomas J. McGarvey                   Mr Richard P. Bonnifield
Public Service Electric and Gas Co      Public Service Electric and Gas Co
80 Park Plaza, T14A                     80 Park Plaza, T5G
Newark, NJ 07101                        Newark, NJ 07101

Mr Joseph T. Racho
UGI Utilities, Inc.
400 Stewart Road
P.O. Box 3200
Wilkes-Barre, PA 18773-3200

                                  ATTACHMENT C

                                 Form of Notice

               [SWIDLER BERLIN SHEREFF FRIEDMAN, LLP LETTERHEAD]

                                January 21, 2000

The Honorable David P. Boergers
Secretary
Federal Energy Regulatory Commission
888 First Street, N.E.
Washington, D.C. 20426

     RE:  PENNSYLVANIA ELECTRIC COMPANY
          DOCKET NO. ER00-1194-000
          AMENDMENTS TO 115kV SEWARD-CONEMAUGH
          INTERCONNECTION AGREEMENT

Dear Secretary Boergers:

     Pursuant to section 205 of the Federal Power Act, 16 U.S.C. section 824d, and Part 35 of the Commission's regulations, 18 C.F.R. Part 35, Pennsylvania Electric Company (doing business and hereinafter referred to as "GPU Energy") submits for filing amendments to the 115 kV Seward-Conemaugh Interconnection Agreement Between GPU Energy and Atlantic City Electric Company, Baltimore Gas and Electric Company, Delmarva Power & Light Company, Metropolitan Edison Company, Pennsylvania Power and Light Company, Philadelphia Electric Company, Potomac Electric Power Company, Public Service Electric and Gas Company, and the United Gas Improvement Company (collectively, the "Owners") ("Seward-Conemaugh IA").

I.   INFORMATION SUBMITTED WITH FILING

     The Seward-Conemaugh IA was made effective as of April 11, 1970 by an order of the Federal Power Commission ("FPC") dated May 15, 1970 in ER94-443-000. It is designated as Pennsylvania Electric Company, Electric Rate Schedule No. 63.

     The amendments consist of two revised Schedules to the Seward-Conemaugh IA:
(i) Schedule 1 (concerning facilities owned by Pennsylvania Electric Company); and (ii) Schedule 2 (concerning facilities owned by the parties to the Seward-Conemaugh IA other than Pennsylvania Electric Company). Schedule 1 has been revised to add the Conemaugh Interconnection (1993 Addition) to the list of facilities owned by Pennsylvania Electric Company. Schedule 2 has been revised to add the Seward-Conemaugh Interconnection (1993 Addition) to the list of facilities owned by the Owners. These revisions supersede previous revisions to Schedules 1 and 2 dated

The Honorable David P. Boergers
January 21, 2000
Page 2

September 3, 1981.

II.  COMMUNICATIONS AND SERVICE

     Communications regarding this filing should be addressed to the following individuals, whose names should be entered on the official service lists maintained by the Secretary for the docket established with respect to this filing:

     Richard P. Sparling                      Donald C. Miller
     Bradley R. Miliauskas                    GPU Energy
     Swidler Berlin Shereff Friedman, LLP     2800 Pottsville Pike
     3000 K Street, NW, Suite 300             PO Box 16001
     Washington, D.C. 20007-5116              Reading, PA 19640-0001
     (202) 424-7500                           (610) 921-6285
     (202) 424-7643 (facsimile)               (610) 939-8537 (facsimile)

     A copy of this filing has been served on the Owners and regulators in the Commonwealth of Pennsylvania. Also included is a form of notice suitable for publication in the Federal Register, together with an electronic version of the notice on a 3.5" diskette in WordPerfect format.

III. PROPOSED EFFECTIVE DATE

     GPU Energy requests waiver of the Commission's sixty-day notice period and an effective date of one day after the date of this filing -- January 22, 2000. Waiver is appropriate since the Amendments concern the non-rate terms of the Seward-Conemaugh IA. Further, the information submitted with this filing substantially complies with the requirements of Part 35 of the Commission's rules and regulations applicable to filings of this type. GPU Energy requests waiver of any applicable requirement of Part 35 for which waiver is not specifically requested, if necessary, in order to permit this filing to become effective as proposed.

IV.  DOCUMENTS ENCLOSED

     Enclosed are six (6) copies each of the following documents:

     i.    This letter of transmittal;
     ii.   Amendments to the Seward-Conemaugh IA (Attachment A); and
     iii. A draft Notice of Filing suitable for publication in the Federal Register (Attachment B), along with an electronic version of this notice on 3.5" computer diskette in WordPerfect format.

The Honorable David P. Boergers
January 21, 2000
Page 3

     An additional copy of this filing is enclosed, to be marked with your filing stamp and returned to our messenger. Thank you for your assistance in this matter.

                                 Sincerely,


                                 /s/ KENNETH G. JAFFE
                                 ----------------------------------------
                                 Kenneth G. Jaffe
                                 Richard P. Sparling
                                 Bradley R. Miliauskas
                                 Swidler Berlin Shereff Friedman, LLP
                                 3000 K Street, NW, Suite 300
                                 Washington, D.C. 20007-5116

                                 Attorneys for GPU Energy

                                  ATTACHMENT A

                     Amendments to the Seward-Conemaugh IA

Co._____________ No. __________             Interconnection Facilities Agreement
Supplement No. ________________             Schedule 1 Rev. 2
Concurrence Date ______________             Date of Issue ______________________
FERC Order Date _______________             Date Effective _____________________
                                            Super. Sched. No. 1 Rev 1
                                            Date of Super. Sched. Sept. 3, 1981



                                   SCHEDULE 1

                          FACILITIES OWNED BY PENELEC

1.00 Penelec has provided and now owns, or shall provide and own, the following described facilities, which are installed for the electrical interconnection between the parties:

1.10 Seward-Conemaugh Interconnection (1969 Installation)

     1.011 A 115 kV single circuit, three-phase transmission line, 2.18 miles in length and associated right-of-way, extending from Penelec's Seward Substation to the Conemaugh Generating Station.

     1.012 At Seward Substation, one (1) 115 kV high-speed automatic reclosing circuit breaker, appurtenant disconnecting and associated equipment, control switchboard, and such other items as are required and suitable for the control of the above interconnection and for the coordination of such control with related Owners' control equipment described in Section 2.011 of Schedule 2.

     1.013 At Seward Substation, such metering equipment as has been determined by the parties as necessary for power and energy measurement. This metering is on the Conemaugh 115 kV circuit breaker at Seward Substation.

1.02 Seward-Conemaugh Interconnection (1981 Addition)

     1.021 At Seward Substation, one (1) 115 kV high-speed automatic reclosing circuit breaker, appurtenant disconnecting and associated equipment, switchboard devices, relaying and such other items as are required and suitable for the control of the above interconnection and for the coordination of such control with that of the equipment described in Section 1.012 above and with related Owners' control equipment described in Section 2.011 of Schedule 2.

1.03 Conemaugh Interconnection (1993 Addition)

     The fiber optic ground ("FOG") wire between the Seward Substation and the Conemaugh Station.

ACCEPTED

PENNSYLVANIA ELECTRIC COMPANY              THE CONEMAUGH OWNERS

By: __________________________              By: _________________________
          Vice President                          Administrative Manager

Date: 1-3-2000                              Date: 1-3-2000

Co.______ No.____________              Interconnection Facilities Agreement
Supplement No.___________              Schedule 2 Rev. 2
Concurrence Date_________              Date of Issue ______________________
FERC Order Date__________              Super. Sched. No. 2 Rev. 1
                                       Date of Super. Sched. Sept. 3, 1981



                                   Schedule 2

                         Facilities Owned by the Owners

2.00 The Owners have provided and now own, or shall provide and own, the following described facilities, which are installed for the electrical interconnection between the parties:

2.01  Seward-Conemaugh Interconnection (1969 Installation)

     2.011 At Conemaugh Station, one (1) 22.4 MVA, 115-4 kV, three-phase transformer, one (1) 5 kV circuit breaker, appurtenant disconnection and associated equipment, control switchboard, carrier relaying and such other items as are required and suitable for the control of the above interconnection and for the coordination of such control with related Penelec control equipment described in Section 1.012 and Section 1.021 of Schedule 1. (The metering for the interconnection is located at Seward and is described in Section 1.013 of
Schedule 1.) NOTE: This transformer has been designated "#1 start-up transformer."

2.02 Seward-Conemaugh Interconnection (1978 Addition)

     At Conemaugh Station, One (1) 22.4 MVA, 115-13.8 kV, three-phase transformer, one (1) 15 kV circuit breaker, appurtenant disconnecting and associated equipment, control switchboard, and such other items as are required and suitable for control of the above interconnection. This transformer has been designated "#2 start-up transformer."

2.03 Seward-Conemaugh Interconnection (1981 Addition)

     At Conemaugh Station, one (1) 22.4 MVA, 115-4. 16 kV, three-phase transformer, one (1) 5 kV circuit breaker, appurtenant disconnecting and associated equipment, control switchboard, and such other items as are required and suitable for control of the above interconnection. This transformer has been designated "#3 start-up transformer."

2.04 Seward-Conemaugh Interconnection (1993 Addition)

     2.041 The Fiber optic strands located within the Penelec fiber optic ground ("FOG") wire, located along the Penelec transmission facilities between the Station and the Penelec Fiber Hut and the Seward Substation. Penelec grants to the Owners an indefeasible right of use in the fiber optic strands located within the FOG wire for transmitting the Owner's private, internal communications in conjunction with their operation of the Station.

     2.042 At Conemaugh Generating Station, a 115 kV single circuit, three-phase transmission tap, consisting of three structures and four spans of wire, extending from a tap point on the Seward-Conemaugh 115 kV transmission line to the No. 1 and No. 2 Flue Gas Desulferization System (FGDS) standby/start-up transformers, appurtenant disconnecting and associated equipment, control switchboard, carrier relaying, and such other items as are required and suitable for the control of the above interconnection.

ACCEPTED

PENNSYLVANIA ELECTRIC COMPANY           THE CONEMAUGH OWNERS


By:__________________________           By:________________________
       Vice President                       Administrative Manager


Date: _______________________           Date: _____________________

                                  ATTACHMENT B

                                 Form of Notice

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

Pennsylvania Electric Company              )             Docket No. ER ________

                                NOTICE OF FILING

                             [                    ]

     Take notice that on January 21, 2000, Pennsylvania Electric Company (doing business and hereinafter referred to as "GPU Energy") submitted for filing amendments to the 115 kV Seward-Conemaugh Interconnection Agreement Between GPU Energy and Atlantic City Electric Company, Baltimore Gas and Electric Company, Delmarva Power & Light Company, Metropolitan Edison Company, Pennsylvania Power and Light Company, Philadelphia Electric Company, Potomac Electric Power Company, Public Service Electric and Gas Company, and the United Gas Improvement Company. The amendments modify Schedule 1 and Schedule 2 of the Interconnection Agreement.

     Any person desiring to be heard to protest said filing should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426, in accordance with Rules 211 or 214 of the Commission's Rules of Practice and Procedure (18 C.F.R. Sections 385.211,
385.214). All such motions or protests should be filed on or before [     ].
Protests filed with the Commission will be considered by it in determining the appropriate action to be taken but will not serve to make the protestants parties to the proceeding. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection.

                                  ATTACHMENT B

                                 FORM OF NOTICE

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

Pennsylvania Electric Company              )             Docket No. ER ________

                                NOTICE OF FILING

                             [                    ]

     Take notice that on January __, 2000, Pennsylvania Electric Company (doing business and hereinafter referred to as "GPU Energy") submitted for filing amendments to the 115 kV Seward-Conemaugh Interconnection Agreement Between GPU Energy and Atlantic City Electric Company, Baltimore Gas and Electric Company, Delmarva Power & Light Company, Metropolitan Edison Company, Pennsylvania Power and Light Company, Philadelphia Electric Company, Potomac Electric Power Company, Public Service Electric and Gas Company, and the United Gas Improvement Company. The amendments modify Schedule 1 and Schedule 2 of the Interconnection Agreement.

     Any person desiring to be heard to protest said filing should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426, in accordance with Rules 211 or 214 of the Commission's Rules of Practice and Procedure (18 C.F.R. Sections 385.211,
385.214). All such motions or protests should be filed on or before [     ].
Protests filed with the Commission will be considered by it in determining the appropriate action to be taken but will not serve to make the protestants parties to the proceeding. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection.